SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act on 1934

(Amendment No.__)

Check the appropriate box:

[  ]   Preliminary Information Statement

[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]   Definitive Information Statement

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Name of Registrant as Specified In Its Charter)

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1.	Title of each class of securities to which transaction applies:

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[  ]   Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4.	Date Filed:

INFORMATION STATEMENT

FOR

LIMITED PARTNERS

OF

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

RELATING TO

THE AMENDMENT AND RESTATEMENT OF THE AGREEMENT

OF LIMITED PARTNERSHIP

          This Information Statement will be Mailed to the Limited Partners on

May 9, 2006

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
10172 Linn Station Road
Louisville, KY 40223

NOTICE OF LIMITED PARTNER ACTION BY WRITTEN CONSENT

TO ALL LIMITED PARTNERS OF NTS REALTY HOLDINGS LIMITED PARTNERSHIP:

The purpose of this letter is to inform you that holders of a majority of our outstanding limited partnership units have given their written consent to approve the terms of our Amended and Restated Agreement of Limited Partnership (the “Revised Agreement”). In addition, the board of directors of NTS Realty Capital, Inc., our managing general partner, has approved the Revised Agreement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority of our outstanding limited partnership units satisfies all applicable limited partner voting requirements, we are not asking you for a proxy; please do not send us one.

The accompanying information statement is for information purposes only. Please read it carefully.

By Order of the Board of Directors of NTS Realty Capital, Inc., as Managing General Partner /s/ Brian F. Lavin ——————————————
Brian F. Lavin Chief Executive Officer

Louisville, Kentucky
May 9, 2006

Page

Introduction	1

Background of the Action	2

Authority for the Amendment	3

Effective Date	3

Comparison of the Original Agreement and Revised Agreement	3

Interests of Certain Persons in Matters to be Acted Upon	9

Limited Partnership Units Owned by Certain Beneficial Owners and Management	9

Other Matters	9

Where You Can Find More Information	10

LIST OF ATTACHMENTS:

Exhibit A -	Amended and Restated Agreement of Limited Partnership of NTS Realty Holdings Limited Partnership

Exhibit B -	Amended and Restated Management Agreement by and between NTS Realty Holdings Limited Partnership and NTS Development Company

(i)

Information Statement
for Limited Partners of
NTS Realty Holdings Limited Partnership

May 9, 2006

WE ARE NOT ASKING FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

Introduction

          This information statement is being mailed on May 9, 2006, to limited partners of record of NTS Realty Holdings Limited Partnership, a Delaware limited partnership (the “Company,” “we,” “our” and “us”), in connection with the amendment and restatement of the Company’s Agreement of Limited Partnership dated as of December 28, 2004 (the “Original Agreement”). This information statement is being sent to you for information purposes only. No action is requested or required on your part. This information statement constitutes notice to our limited partners of limited partnership action taken without a meeting, as required by the Original Agreement.

          This information statement is being furnished to you to inform you that holders of limited partnership units (the “Units”) representing a majority of our outstanding Units eligible to vote have adopted, by written consent, resolutions authorizing us to amend the Original Agreement by approving the Amended and Restated Agreement of Limited Partnership of NTS Realty Holdings Limited Partnership (the “Revised Agreement”). In addition, on April 11, 2006, the board of directors of NTS Realty Capital, Inc., our managing general partner (the “Managing General Partner”), by the unanimous affirmative vote of its independent directors (the “Independent Directors”), approved the Revised Agreement. A copy of the Revised Agreement is attached to this information statement as Exhibit A.

          We will bear the expenses relating to the information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees and fiduciaries will forward this information statement to the beneficial owners of our Units held of record by these persons. We will only deliver one information statement to multiple Unit holders sharing an address unless we have received contrary instructions from one or more of such Unit holders. Also, we will deliver a separate copy of this information statement and future limited partner communication documents to any Unit holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future limited partner communication documents to any Unit holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our principal address noted below.

          The adoption of the Revised Agreement, retroactive to December 29, 2005, will automatically occur twenty (20) days after this information statement is mailed to our Limited Partners.

          The mailing address of our principal executive office is 10172 Linn Station Road, Louisville, Kentucky 40223. Our telephone number is (502) 426-4800 and our facsimile number is (502) 426-4994. Please direct any correspondence on this matter to the attention of Gregory A. Wells, Executive Vice President and Chief Financial Officer.

Background of the Action

          We were organized as a limited partnership in the State of Delaware in 2003, but began our operations after a merger with NTS-Properties III, NTS-Properties IV, NTS-Properties V, a Maryland limited partnership, NTS-Properties VI, a Maryland Limited Partnership, and NTS-Properties VII, Ltd. (the “Predecessor Partnerships”), and the contribution of certain assets and liabilities to us by private entities related to us. The merger was completed on December 28, 2004, after a majority of each Predecessor Partnership’s outstanding limited partnership interests were voted in favor of the merger. The merger was part of a court-approved settlement of class action litigation involving the Predecessor Partnerships and certain other related parties.

          Pursuant to the terms of the settlement agreement in connection with such class action litigation, the independent directors of our Managing General Partner were to review the terms of the Management Agreement, dated as of December 28, 2004, between NTS Development Company (“Devco”) and us (the “Initial Management Agreement”), and to determine whether to renew the Initial Management Agreement. The terms of the Initial Management Agreement were generally described in the Original Agreement. In addition, the settlement agreement indicated that the Independent Directors were authorized to retain a nationally recognized real estate expert to assist them in evaluating the Initial Management Agreement.

          U.S. Equities Realty, a national, full-service real estate company (“U.S. Equities”), was engaged to assist in the review of the Initial Management Agreement. Based in part on recommendations made in a written report prepared by U.S. Equities, among several other things, the Managing General Partner’s Audit Committee, which is comprised of the Independent Directors, determined to instruct our officers to execute the Amended and Restated Management Agreement between Devco and us (the “Revised Management Agreement”). The terms of the Revised Management Agreement differ from the description of such agreement that is set forth in the Original Agreement. Therefore, we must amend the Original Agreement to remove any discrepancies that would be caused by entering into the Revised Management Agreement. For your convenience, a copy of the Revised Management Agreement is attached as Exhibit B.

          In addition, based on over a year of operating history, our Managing General Partner’s board of directors and holders of a majority of our Units believe that it is necessary and advisable to amend several other provisions of the Original Agreement and, for simplicity of reference, to restate the Original Agreement in its entirety.

          The Original Agreement was drafted based on a review of the limited partnership agreement for each of the Predecessor Partnerships in accordance with the settlement of the class action litigation. The Predecessor Partnerships were controlled by general partners who owned, or whose affiliates owned, significant interests in the Predecessor Partnerships. Consequently, their limited partnership agreements included more restrictive provisions that limited the flexibility with which the Predecessor Partnerships could operate, but addressed potential conflicts of interest. In contrast to the Predecessor Partnerships, our Managing General Partner’s board of directors is comprised of a majority of directors who are considered to be independent from us under the standards adopted

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by the American Stock Exchange. The Independent Directors assure that we avoid potential conflicts of interest in our operations. Our Managing General Partner’s board of directors and holders of a majority of our Units believe that certain provisions in the Original Agreement should be amended in favor of provisions that allow our business to be operated with greater flexibility so that we may compete more effectively, which will benefit our limited partners.

Authority for the Amendment

          The Original Agreement provides that most of its provisions may be amended in any respect by the affirmative vote of holders of Units representing more than fifty percent (50%) of the outstanding Units entitled to vote on the matter. However, the Original Agreement also requires the approval of the Managing General Partner to amend certain specified provisions.

          On April 11, 2006, the board of directors of the Managing General Partner, by the unanimous affirmative vote of the Independent Directors, approved the Revised Agreement. In addition, on April 11, 2006, holders of 5,452,740 Units approved the Revised Agreement. On that date, 10,667,117 Units were eligible to vote on the matter. Therefore, approximately 51.12% of the Units were voted in favor of approving the Revised Agreement.

          Accordingly, we have obtained all necessary approvals in connection with the adoption of the Revised Agreement and are furnishing this information statement solely for the purpose of informing our limited partners of the action in the manner required under the Securities Exchange Act of 1934.

Effective Date

          The Revised Agreement will automatically become effective twenty (20) days following the date this information statement is mailed to our limited partners. Pursuant to the board of directors of our Managing General Partner, by the unanimous affirmative vote of the Independent Directors, once the Revised Agreement becomes effective via the process described herein, the terms of the Revised Agreement will be considered to have gone into effect as of December 29, 2005.

Comparison of the Original Agreement and Revised Agreement

          The information set forth below highlights what we believe are the material differences between the Original Agreement and the Revised Agreement. We have included this information to assist you in your review of the Revised Agreement. However, this discussion is only a summary and in no way constitutes a complete discussion of the Revised Agreement or the revisions made to the Original Agreement. We strongly encourage you to review the Revised Agreement in its entirety.

          All references to articles or sections below relate to the Revised Agreement.

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Article IV – Purpose

Original Agreement	Revised Agreement
Our purpose is to invest in, acquire, hold, maintain, operate, improve, construct, develop, sell, exchange, lease and otherwise use real property and interests therein for profit and to engage in any and all activities related or incidental thereto.	Our purpose is expanded in Article IV to include certain activities that are included in other sections of the Original Agreement, such as investing in real estate investment trusts and partnerships, joint ventures or other entities whose business involves real property and interests therein.

Section 8.6 – Issuance of Additional Units

Original Agreement	Revised Agreement
We were unable to issue additional Units without obtaining the prior consent of holders of a majority of our outstanding Units.	Subject to the approval of the board of directors of our Managing General Partner by the affirmative vote of a majority of the Independent Directors, we may issue additional Units for any proper purpose under the Revised Agreement, including to acquire additional properties. If we issue additional Units, our limited partners’ then-existing interests in us may be diluted.

Section 9.4 – Record Date

Original Agreement	Revised Agreement
For purposes of determining the holders of Units entitled to receive a distribution in any given quarter, the record date must be the last day of such quarter.	Our Managing General Partner, in its sole discretion, may establish a record date for each distribution that we make.

Section 15.2(a) – Specific Authority

Original Agreement	Revised Agreement
We were not specifically authorized to issue bonds or issue guarantees of indebtedness and other obligations.	We are specifically authorized to issue bonds and issue guarantees of indebtedness and other obligations.

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Section 15.2(b)(i) – Indebtedness

Original Agreement	Revised Agreement
We are restricted on the type and terms of the financing that we may procure. For example, all of our mortgage financing must be fully amortizable in equal payments for a period not exceeding thirty (30) years. Therefore, we are unable to obtain mortgage financing that has an interest-only component to it for a period of time.	We may incur any form of indebtedness that is approved by the Managing General Partner.

Section 15.2(b)(iii) – Limitation of Debt

Original Agreement	Revised Agreement
The maximum amount of indebtedness that we can incur, at any given time, may not exceed seventy percent (70%) of the aggregate appraised value of our fully constructed properties and our properties in the development stage under the terms set forth in the Original Agreement.	The maximum amount of indebtedness is increased to seventy-five percent (75%) of such aggregate appraised value.

Section 15.6(a) – Transactions With Affiliates

Original Agreement	Revised Agreement
We are unable to enter into leases for more than fifteen percent (15%) of the office space of any of our properties with the Managing General Partner or its affiliates and any such lease must be on terms and conditions and at rentals no less favorable to us than those which would be determined by arms’-length negotiations.	We may not enter into leases with the Managing General Partner or its affiliates without the approval of the board of directors of the Managing General Partner by the affirmative vote of a majority of the Independent Directors.

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Section 15.6(d) – Business Opportunities

Original Agreement	Revised Agreement
In the event that we and the Managing General Partner or its affiliates are each actively seeking to acquire similar properties and an opportunity to acquire such a property arises, the Managing General Partner initially will review our property portfolio and compare it to the portfolio of the other potential acquirer. The Managing General Partner will determine whether we or the other potential acquirer should make the investment based on a series of factors, including cash flow, investment objectives and the effect of the acquisition on the diversification of the acquirer’s property portfolio. In the event the Managing General Partner determines that a particular property appears to be equally appropriate for investment by either us or another affiliated acquirer, the investment will be offered to the entity with the greatest amount of time-weighted funds available for the acquisition of properties.	In the event a “Business Opportunity” arises and both we and the Managing General Partner or its affiliates desire to pursue the Business Opportunity, the board of directors of the Managing General Partner by the affirmative vote of a majority of the Independent Directors will determine whether we will participate in the Business Opportunity prior to another entity. “Business Opportunity” is defined in the Revised Agreement as an investment opportunity that corresponds with our purposes, but does not include any investment opportunity that is either: (i) presently owned by an affiliate of the Managing General Partner or (ii) hereafter acquired by an affiliate of the Managing General Partner in a transaction that complies with Section 15.6(d).

Section 15.8 – Participation in Joint Ventures

Original Agreement	Revised Agreement
We may enter into joint ventures with affiliates of the Managing General Partner if the affiliate has substantially the same investment objectives as ours, there are no duplicate property management or other fees, the compensation to the joint venture participants must be on a substantially identical basis, each joint venture participant must have a right of first refusal to buy the interest of the other participants if any participant wishes to sell its interest in the joint venture, and the investment by each participant must be on similar terms and conditions.	We may enter into joint ventures with an affiliate of the Managing General Partner upon the approval of the board of directors of the Managing General Partner by the affirmative vote of a majority of the Independent Directors.

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Section 15.9 – Fees and Services of Managing General Partner and Affiliates

Original Agreement	Revised Agreement
We may employ the Managing General Partner or its affiliates to provide property management and leasing services if the agreement that we enter into is in accordance with the restrictions set forth in Section 15.9(a) of the Original Agreement. For example, the agreement must provide that fees for property management or leasing services may not exceed five percent (5%) of the gross receipts from a residential property and six percent (6%) of the gross proceeds from a commercial property, plus out-of-pocket expenses.	We may employ the Managing General Partner or its affiliates to provide property management, leasing, repair, maintenance and other services for us on terms and conditions that are approved by the board of directors of the Managing General Partner by the affirmative vote of a majority of the Independent Directors.

Section 15.10 – Acquisition of Any Unimproved Site for Development

Original Agreement	Revised Agreement
Prior to our acquisition of any site for development, the Managing General Partner must obtain an independent appraisal of the site and our “Purchase Price” for the site may not exceed such appraised value. The Original Agreement defines “Purchase Price” as the total consideration, including fees and all liens and mortgages on a property at the time it is acquired, but excluding points and prepaid interest. After we acquire the site, the Managing General Partner must prepare a development plan for the site and obtain an appraisal of the market value of the completed property. This appraisal is based on the development plan and determined as if the property was completed and ninety-five percent (95%) leased, using a capitalization rate equal to the lesser of the then applicable capitalization rate of the property being appraised or nine percent (9%).	Prior to our acquisition of any site for development, the Managing General Partner must obtain an independent appraisal of the site and our “Purchase Price” for the site may not exceed such appraised value. The Revised Agreement defines “Purchase Price” as the contracted for purchase price paid for a property.

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Section 15.11 – Exculpation of the Indemnified Parties

Original Agreement	Revised Agreement
No “Indemnified Party” will be liable, responsible or accountable in damages or otherwise to us or any holder of Units for any action taken or failure to act on our behalf unless the act or omission was performed or omitted fraudulently, in bad faith or constituted negligence or misconduct. The Original Agreement defines “Indemnified Party” as the Managing General Partner and each of its affiliates that are performing services on our behalf.	“Indemnified Parties” shall not be liable for any act or failure to act on our behalf, except to the extent such act or failure to act constitutes gross negligence, recklessness, willful misconduct or bad faith on the part of the Indemnified Party, a knowing violation of the law or a material breach of its obligations under the Revised Agreement. The Revised Agreement defines “Indemnified Parties” as the Managing General Partner, each affiliate of the Managing General Partner that is performing services on our behalf (and the direct or indirect members, managers, partners, shareholders, officers, directors, employees, agents and legal representatives of the Managing General Partner or affiliate, including any of our officers), and the Independent Directors.

Section 15.12 – Indemnification

Original Agreement	Revised Agreement
We will indemnify and hold harmless each Indemnified Party from an against any loss, expense, damage or injury suffered or sustained by it by reason of any acts or omissions arising out of its activities on our behalf or in furtherance of our interests if such acts or omissions upon which an claim is based were taken in a manner reasonably believed to be in our best interest, were within the scope of authority conferred on the Managing General Partner by the Original Agreement or by law, were not performed or omitted fraudulently, in bad faith or as a result of negligence or misconduct by such Indemnified Party and were not in violation of the Managing General Partner’s fiduciary obligation to us.	To the fullest extent permitted by law, we will indemnify and hold harmless each Indemnified Party from and against all loss, liability, expense, judgment, settlement cost, fees and related expenses, costs or damages arising out of or in connection with any act taken or omitted to be taken in respect of our affairs, unless such act or omission constitutes gross negligence, recklessness, willful misconduct or bad faith on the part of the Indemnified Party, a knowing violation of law or a material breach of its obligations under the Revised Agreement.

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Interests of Certain Persons in Matters to be Acted Upon

          Our chairman, Mr. J.D. Nichols, and our president and chief executive officer, Mr. Brian F. Lavin, are the sole beneficial owners of Devco. The Revised Agreement allows us, based on the direction by the board of directors of our Managing General Partner by the unanimous affirmative vote of the Independent Directors, to enter into the Revised Management Agreement with Devco.

Limited Partnership Units Owned by Certain Beneficial Owners and Management

          The following table shows, as of April 11, 2006, the amount of Units beneficially owned by: (1) persons that beneficially own more than 5.0% of our outstanding Units; (2) each of our directors and executive officers; and (3) our directors and executive officers as a group.

Name (1)	Amount Beneficially Owned		Percentage Beneficially Owned
Mark D. Anderson	0		0.00%
John Daly	0		0.00%
Brian F. Lavin	0		0.00%
John S. Lenihan	0		0.00%
J.D. Nichols	6,450,512	(2)	56	.67%(3)
Brian R. Russell	0		0.00%
Gregory A. Wells	0		0.00%
NTS Realty Capital, Inc.	0		0.00%
NTS Realty Partners, LLC	714,491	(4)	6.28%
All directors/executive officers	6,450,512		56.67%

(1)	The address for each of the persons and entities listed above is: 10172 Linn Station Road, Louisville, Kentucky 40223.

(2)	These Units are owned of record by Mr. Nichols and certain of his affiliates, including Barbara Nichols (his spouse), Kimberly Nichols Segal and Kara Nichols (his children), trusts for the benefit of his children and other descendants, ORIG, LLC (of which he is the manager), Ocean Ridge Investments, Ltd. (of which he is director of its general partner), BKK Financial, Inc. (in which he has the right to vote all of the voting shares), and NTS Realty Partners, LLC (of which he is the manager).

(3)	The Units owned of record by NTS Realty Partners are non-voting Units. In addition, up to 620,000 of the Units owned of record by ORIG, LLC may be voted by plaintiff’s counsel from class action litigation involving our predecessors for up to two years from the date of our first distribution to our limited partners.

(4)	These Units do not entitle NTS Realty Partners to vote on any matter that comes before our limited partners.

Other Matters

          We are not aware of any other matters other than those described in this information statement which have been approved or considered by the holders of a majority of the outstanding Units eligible to vote.

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Where You Can Find More Information

          We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with such Act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

          AS WE HAVE OBTAINED THE REQUISITE LIMITED PARTNER VOTE FOR THE APPROVAL OF THE REVISED AGREEMENT, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATION PURPOSES ONLY. WE ENCOURAGE YOU TO READ THIS INFORMATION STATEMENT CAREFULLY.

By Order of the Board of Directors of NTS Realty Capital, Inc., as Managing General Partner /s/ Brian F. Lavin ——————————————
Brian F. Lavin Chief Executive Officer

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EXHIBIT A

SEE ATTACHED THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF NTS REALTY HOLDINGS LIMITED PARTNERSHIP

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

i

ii

iii

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

          THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of NTS Realty Holdings Limited Partnership, a Delaware limited partnership, is entered into and shall become effective as of the 29th day of December, 2005, by and among NTS Realty Capital, Inc., a Delaware corporation, and NTS Realty Partners, LLC, a Delaware limited liability company, as the general partners, and those Persons who, from time to time, own Units of the Partnership.

R  E  C  I  T  A  L  S

          A.   The Partnership was formed on September 29, 2003.

          B.   The Partnership’s original Agreement of Limited Partnership (the “Original Agreement”) was executed as of December 28, 2004.

          C.   On December 28, 2004, pursuant to the terms of the Merger Agreement and the Contribution Agreement, the Predecessor Partnerships merged into the Partnership and ORIG and certain related entities contributed property to the Partnership.

          D.   On December 29, 2004, the Units began to be listed for trading on the American Stock Exchange and currently trade under the symbol “NLP.”

          E.   The board of directors of the Managing General Partner unanimously, and the holders of the Units by Majority Consent, determined it necessary and advisable to revise the Original Agreement in several sections and to restate the Original Agreement in its entirety.

ARTICLE I
FORMATION OF LIMITED PARTNERSHIP

          The Partners hereby agree to form the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. The Managing General Partner has executed and caused to be filed a Certificate of Limited Partnership and has taken or shall take any other actions, including the filing or recording of any documents, reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of Delaware and any other state or jurisdiction in which the Partnership engages in business. The General Partners shall not be required to deliver or mail to any Limited Partner a copy of the Certificate of Limited Partnership or any amendment or restatement thereof.

ARTICLE II
NAME

          The business of the Partnership shall be conducted under the name of “NTS Realty Holdings Limited Partnership,” or such other name as the Managing General Partner shall hereafter designate in writing to the Limited Partners. The Managing General Partner shall have the right to operate the business of the Partnership in such other names as may be required in any jurisdiction.

ARTICLE III
DEFINITIONS

          For purposes of this Agreement, the following definitions shall apply unless the context hereof requires otherwise.

          “Act” means the Delaware Revised Uniform Limited Partnership Act, Title 6, Delaware Code Ann., Section 17-101, et seq., as may be amended from time to time.

          “Additional Capital Contribution” means a contribution of cash or property to the Partnership other than a Capital Contribution.

          “Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by (i) the amount of any unpaid Capital Contributions agreed to be contributed by such Partner, if any, and (ii) any amounts that each Partner is obligated to contribute under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) reduced by (i) the amount of all deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 10.2(a)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          “Adjusted Property” means any property, the Carrying Value of which has been adjusted pursuant to Section 8.7(c)(i) or (ii).

          “Affiliate” means, when used with reference to a specified Person, (i) any Person who, directly or indirectly, controls or is controlled by or is under common control with the specified Person; (ii) any Person who is an officer or director of, general partner in, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, general partner or trustee or with respect to which the specified Person serves in a similar capacity; and (iii) any Person who, directly or indirectly, is the beneficial owner of 10%

or more of any class of equity securities of the specified Person, or of which the specified Person is the beneficial owner of 10% or more of any class of equity securities.

          “Agreement” means the Amended and Restated Agreement of Limited Partnership of NTS Realty Holdings Limited Partnership, as amended, modified or supplemented from time to time.

          “Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Managing General Partner using such reasonable method of valuation as it may adopt. The Managing General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

          “Allocable Share” means that portion which is incurred or accrued by or attributed to the Partnership in accordance with a reasonable determination by the Managing General Partner of relative time and/or cost, as applicable, attributable to the service, good or other item.

          “Appraised Value” means an opinion of value of a property, at a given time, as determined by an independent appraiser qualified to value property of similar a type or nature and geographic location to the subject property; provided, that the appraisal shall have been prepared no more than three (3) years from the date upon which the appraisal is used by the Partnership for any purpose.

          “Bankruptcy” for purposes of this Agreement, the “Bankruptcy” of a General Partner shall be deemed to have occurred:

          (a)    Upon the General Partner’s:

(i) Making an assignment for the benefit of creditors;

(ii) Filing a voluntary petition in bankruptcy, or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they become due;

(iii) Being adjudicated a bankrupt or insolvent;

(iv) Filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation;

(v) Filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of a nature previously described in this definition; or

(vi) Seeking, consenting to, or acquiescing in, the appointment of a trustee, receiver, or liquidator of the General Partner or of all or any substantial part of its properties.

          (b)    If, one hundred twenty (120) days after the continuation of any proceedings against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, such proceeding has not been dismissed, or, if, ninety (90) days after the appointment of a trustee, receiver or liquidator of the General Partner or all or any substantial part of its properties without its agreement or acquiescence, such appointment is not vacated or stayed, or, if the appointment is stayed, ninety (90) days after the expiration of the stay if the appointment is not vacated.

          “Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 8.7 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

          “Business Day” means Monday through Friday of each week, except that: (i) a legal holiday recognized as such by the government of the United States of America or the State of Delaware or (ii) a date on which the National Securities Exchange on which the Units are listed for trading is closed, shall not be regarded as a Business Day.

          “Business Opportunity” means an investment opportunity that corresponds with the Partnership’s purposes as set forth in Article IV, but shall not include any such investment opportunity that is either: (i) presently owned by an Affiliate of the Managing General Partner or (ii) hereafter acquired by an Affiliate of the Managing General Partner in a transaction that complies with Section 15.6(c).

          “Capital Account” means the capital account on the books of the Partnership for each Partner. It is the intention of the Partners that such Capital Account be maintained in accordance with the provisions of Section 1.704-1(b)(2)(iv) of the Treasury Regulations, and this Agreement shall be so construed. Accordingly, such Capital Account shall initially be credited with the amount of the initial capital contribution of the Partner, and thereafter shall be increased by: (i) any cash or the fair market value of any property contributed by the Partner (net of any liabilities assumed by the Partnership or to which the contributed property is subject) and (ii) the amount of all net income (whether or not exempt from tax) and gain allocated to the Partner, and decreased by (x) the amount of all net losses and expenses allocated to the Partner (including expenditures described in Section 705(a)(2)(B) of the Code, or treated as such an expenditure by reason of Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations) and (y) the amount of cash and the fair market value of property (net of any liabilities assumed by such Partner or to which the distributed property is subject), distributed to the Partner.

          “Capital Contribution” means the total amount of cash or property contributed to the capital of the Partnership by or on behalf of a Partner in accordance with the Merger Agreement and the Contribution Agreement.

          “Carrying Value” means (i) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depletion, depreciation, amortization, and cost recovery deductions charged to the Partners’ Capital Accounts in respect of such Contributed Property, and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 8.7(c)(i) and (ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the Managing General Partner.

          “Certificate” means a certificate in such form as may be adopted by the Managing General Partner, in its discretion, issued by the Partnership to evidence ownership of one (1) or more Units.

          “Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

          “Code” means the Internal Revenue Code of 1986, as amended, and a reference to a section thereof (made by using “Section __ of the Code”) shall be deemed to be a reference to the corresponding provision of the Code or the corresponding provision of any successor statute.

          “Contributed Property” means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed to the Partnership, including the assets other than cash. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 8.7(c), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

          “Contribution Agreement” means that certain Contribution Agreement, dated as of December 28, 2004, between ORIG and the Partnership.

          “Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 10.2(i).

          “Distributable Cash” means an amount equal to the Partnership’s Net Cash Flow from Operations.

          “Event of Withdrawal” means the occurrence of any one of the following events: (i) the Managing General Partner voluntarily withdraws from the Partnership by giving ninety (90) days’ prior written notice to the other Partners of its intent to withdraw; (ii) the Managing General Partner is removed pursuant to Section 15.15(a); or (iii) the Bankruptcy of the Managing General Partner.

          “GAAP” means generally accepted accounting principles in the United States, consistently applied.

          “General Partners” mean NTS Realty Capital, Inc., a Delaware corporation, and NTS Realty Partners, LLC, a Delaware limited liability company, or any successor or additional person or entity admitted as a general partner of the Partnership.

          “Indemnified Party” means the Managing General Partner, each Affiliate of the Managing General Partner that is performing services for or on behalf of the Partnership (and the direct or indirect members, managers, partners, shareholders, officers, directors, employees, agents and legal representatives of the Managing General Partner and any such Affiliate, including any officer of the Partnership), and the Independent Directors.

          “Independent Director” or “Independent Directors” mean a member or group of members, as applicable, of a board of directors satisfying the definition of “independent director,” as such term is defined in the listing standards of the National Securities Exchange upon which the Units are traded.

          “Limited Partner” means all Persons who hold Units other than the General Partners.

          “Majority Consent” means the affirmative vote of holders of Units, excluding the Units held by the General Partners (but not by Affiliates of the General Partners, except as provided in Section 15.20), representing more than fifty percent (50%) of the then-outstanding Units entitled to vote on the matter.

          “Management Agreement” means that certain Management Agreement, dated as of December 29, 2005, by and between the Partnership and NTS Development Company, as such Management Agreement may be amended, supplemented or restated from time to time.

          “Managing General Partner” means NTS Realty Capital, Inc., a Delaware corporation, or any successor or additional person or entity admitted as the managing general partner of the Partnership.

          “Merger” means the reorganization effectuated by the Merger Agreement.

          “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of December 28, 2004, among the Partnership and each of the Predecessor Partnerships.

          “Merger Date” means December 28, 2004.

          “National Securities Exchange” means any exchange registered with the SEC under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, or any interdealer quotation system of the Nasdaq Stock Market, Inc. (whether the National Market or SmallCap Market) or any successor thereto.

          “Net Cash Flow from Operations” means the net cash flow of the Partnership from operations for a taxable year in an amount equal to the taxable income or loss of the Partnership arising in the ordinary course of the Partnership’s business and investment activities, increased by tax-exempt interest, depreciation, amortization, cost recovery allowances and other noncash charges deducted in determining such taxable income, and decreased by: (i) principal payments made on the Partnership’s indebtedness; (ii) property replacement or Reserves actually established by the Partnership; (iii) capital expenditures when made other than from Reserves or from borrowings, the proceeds of which are not included in operating cash flow; and (iv) any other cash expenditures not deducted in determining such taxable income or loss. This definition is intended to comply with Section 1.707-4(b) of the Treasury Regulations. In the event Section

1.707-4(b) of the Treasury Regulations is amended from time to time, the foregoing definition of “Net Cash Flow from Operations” shall be amended automatically to remain in compliance.

          “Nonrecourse Deductions” means any and all items of loss, deduction or expenditures (including, without limitation, any expenditures described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Section 1.704-2(b) of the Treasury Regulations, are attributable to a Nonrecourse Liability.

          “Nonrecourse Liability” has the meaning set forth in Section 1.752-1(a)(2) of the Treasury Regulations.

          “NTS Development Company” means NTS Development Company, a Kentucky corporation.

          “NTS Dissenting Holder” shall have the same meaning ascribed to such term in the Merger Agreement.

          “Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership, Managing General Partner or its Affiliates) acceptable to the Managing General Partner in its reasonable discretion.

          “ORIG” means ORIG, LLC, a Kentucky limited liability company.

          “Original Agreement” shall have the meaning ascribed to such term in the Recitals to this Agreement.

          “Participating Percentage” means, as to each holder of a Unit, at any particular time, the percentage arrived at by dividing the total number of Units held by such party by the total number of Units owned by all holders, and multiplying the quotient thereof by one hundred (100).

          “Partner Nonrecourse Debt” has the meaning set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

          “Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Section 1.704-2(i)(2) of the Treasury Regulations.

          “Partner Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(i)(2) of the Treasury Regulations.

          “Partners” mean the General Partners and all Limited Partners, where no distinction is required by the context in which the term is used herein.

          “Partnership” means the limited partnership formed pursuant to this Agreement.

          “Partnership Minimum Gain” means that amount determined in accordance with Section 1.704-2(d) of the Treasury Regulations.

          “Person” means any natural person, corporation (whether non-profit or otherwise), partnership (whether limited or general), joint venture, limited liability company, trust, association or other legal entity.

          “Predecessor Partnerships” mean NTS-Properties III, a Georgia limited partnership, NTS-Properties IV, a Kentucky limited partnership, NTS-Properties V, a Maryland Limited Partnership, NTS-Properties VI, a Maryland Limited Partnership, and NTS-Properties VII, Ltd., a Florida limited partnership.

          “Primary Use” means the general business purpose of a property, whether as an office building, business center, multifamily housing complex, retail or commercial outlet or otherwise.

          “Purchase Price” means the contracted for purchase price paid for a property.

          “Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

          “Record Holder” means the Person in whose name a Unit is registered on the books of the Transfer Agent as of a particular date.

          “Reserve” means such amount of funds as the Managing General Partner may set aside, from time to time, in order to provide working capital for the Partnership or for any purpose relating to the operation of the Partnership or its properties, including without limitation, the acquisition of additional properties.

          “Residual Gain” or “Residual Loss” means any item of gain or loss; as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 10.3(b), to eliminate Book-Tax Disparities.

          “SEC” means the United States Securities and Exchange Commission, or any successor entity.

          “To-Be-Built Appraisal” means an appraisal of an undeveloped property or site that is based on the Managing General Partner’s development plan and determined as if the property were completed and ninety-five percent (95%) leased, even though in fact it is not completed or leased, using a capitalization rate equal to the lesser of (i) the then applicable capitalization rate for the property being appraised or (ii) nine percent (9%)) (the “To-Be-Built Appraisal”).

          “Transfer” has the meaning set forth in Section 16.4(a).

          “Transfer Agent” means such bank, trust company or other Person (including the Managing General Partner or its Affiliates) as shall be appointed from time to time by the Managing General Partner to act as registrar and transfer agent for the Units.

          “Treasury Regulations” mean, except where the context indicates otherwise, the proposed, temporary and final regulations of the Department of Treasury under the Code, as these regulations may be changed from time to time.

          “Unit” means a single ownership interest in the Partnership at any particular time.

          “Units” mean the entire ownership interest of the Partners in the Partnership at any particular time, including the right of the Partners to any and all benefits to which a Partner may be entitled to under this Agreement, together with the obligations of a Partner to comply with all terms and provisions of this Agreement and the Act.

          “Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 8.7(c)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 8.7(c) as of such date).

          “Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 8.7(c) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 8.7(c)).

ARTICLE IV
PURPOSE

          The purpose of the Partnership is to invest in, acquire, hold, maintain, operate, improve, construct, develop, sell, exchange, lease and otherwise use real property and interests therein, as well as real estate-related securities, real estate investment trusts and partnerships, joint ventures or other entities which acquire, hold, maintain, operate, improve, construct, develop, sell, exchange, lease and otherwise use real property and interests therein, for profit and to engage in any and all activities related or incidental thereto.

ARTICLE V
NAMES AND ADDRESSES OF PARTNERS

          The Transfer Agent shall maintain the names and addresses of the Partners on its books and records, as amended from time to time.

ARTICLE VI
TERM

          The term of the Partnership shall begin upon the filing of the Certificate of Limited Partnership and shall continue until December 31, 2028, unless sooner terminated as hereinafter provided.

ARTICLE VII
PRINCIPAL PLACE OF BUSINESS AND REGISTERED AGENT

          The principal place of business of the Partnership shall be 10172 Linn Station Road, Louisville, Kentucky 40223. The Managing General Partner may from time to time change the principal place of business and in such event, the Managing General Partner shall notify the Limited Partners prior to the effective date of such change by an announcement or press release generally disseminated to the public or through written notice delivered to the Partners at their respective addresses shown on the books and records of the Partnership. The Managing General Partner may in its discretion establish additional places of business of the Partnership. The Partnership shall maintain a Delaware registered office and agent for service of process as required by the Act. In the event that the: (i) registered agent ceases to act for any reason or (ii) registered office shall change, the Managing General Partner promptly shall designate a replacement registered agent or file a notice of change of address for the registered office in accordance with the Act, as the case may be.

ARTICLE VIII
CAPITAL AND CONTRIBUTIONS

          SECTION 8.1 Capital Contributions. On the Merger Date, and except as set forth in the next succeeding sentence and as provided under and in accordance with the terms of the Merger Agreement, each Person who was a partner of a Predecessor Partnership that participated in the Merger (whether or not such Person voted in favor of the Merger) automatically became a Partner as of the effective date of the Merger. The Person received Units in exchange for all of such Person’s interests in a Predecessor Partnership, unless such Person was an NTS Dissenting Holder. Additionally, ORIG, which contributed cash or other property to the Partnership pursuant to the Contribution Agreement, received Units on the date of such contribution and automatically became a Partner. Each Person who received Units shall be deemed to have contributed capital to the Partnership in the amount of the Person’s respective Capital Contribution.

          SECTION 8.2 NTS Dissenting Holder. An NTS Dissenting Holder shall be paid whatever consideration is ordered by the court in which an appraisal proceeding is filed in accordance with Maryland law.

          SECTION 8.3 Additional Capital Contributions. Except as provided in Section 8.6, no Additional Capital Contributions are permitted.

          SECTION 8.4 General Partner Ownership Requirements. The General Partners are not required to own any minimum number of Units.

          SECTION 8.5 Fully Paid and Non-Assessable Units. All Units issued pursuant to and in accordance with this Agreement shall be fully paid and non-assessable Units in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Act.

          SECTION 8.6 Issuance of Additional Units. Subject to the approval of the board of directors of the Managing General Partner by the affirmative vote of a majority of its Independent Directors, the Partnership may issue additional Units including, without limitation, options, rights, warrants, appreciation or other rights relating to a Unit for any Partnership purpose, including, without limitation, to acquire additional properties wherever located, at any time and from time to time, subject to the terms and conditions established by the board of directors of the Managing General Partner by the affirmative vote of a majority of its Independent Directors.

          SECTION 8.7 Capital Accounts.

          (a)   The Partnership shall maintain for each Partner (or a beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning a Unit a separate Capital Account with respect to such Unit in accordance with the rules of Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

          (b)   A transferee of a Unit shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Unit so transferred in accordance with Section 1.704-1(b)(2)(iv)(l) of the Treasury Regulations.

(c)   (i) In accordance with Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, on an issuance of additional Units for cash or Contributed Property, the General Partner may adjust the Capital Accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 10.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Units shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Units of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its discretion to be reasonable) to arrive at a fair market value for individual properties.

        (ii) In accordance with Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, immediately prior to any distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Unit), the General Partner may adjust the Capital Accounts of all Partners and the Carrying Value of all Partnership property upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 10.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated.

ARTICLE IX
DISTRIBUTIONS

          SECTION 9.1 Distributions. An amount equal to not less than sixty-five percent (65%) of Distributable Cash shall be distributed to the holders of Units in proportion to their Participating Percentages as of the record date for the distributions; provided, however, if a law is enacted or existing law is modified or interpreted in a manner that subjects the Partnership to taxation as a corporation or otherwise subjects the Partnership to entity-level taxation for federal, state or local income tax purposes, the Manager General Partner shall adjust the amount distributed to holders of Units under this Section 9.1 to reflect the obligation of the Partnership to pay tax.

          SECTION 9.2 Reserves. The Managing General Partner may create or make additions to Reserves in its discretion.

          SECTION 9.3 Timing of Distributions. The Partnership shall make distributions of Distributable Cash required by Section 9.1 on a quarterly basis, commencing upon the completion of the first full fiscal quarter following the Merger Date, to the holders of Units as of the record date for the distribution. Any distribution other than a distribution with respect to the final quarter of a calendar year shall be made no later than forty-five (45) days after the last day of such quarter based on an estimate of the Partnership’s Distributable Cash for the year. Any distribution with respect to the final quarter of a calendar year shall be made no later than ninety (90) days after the last day of such quarter based on actual Distributable Cash for the year, adjusted for any excess or insufficient distributions made with respect to the first three (3) quarters of the calendar year.

          SECTION 9.4 Record Date. For purposes of determining the holders of Units entitled to receive a distribution of Distributable Cash in any given quarter, the Managing General Partner, in its sole discretion, shall establish a record date for each such distribution.

          SECTION 9.5 Computations by Accountants. Except with respect to matters as to which the Managing General Partner is granted discretion hereunder, the opinion of the independent public accountants retained by the Partnership from time to time shall be final and binding with respect to all disputes as to computations and determinations required to be made under this Article IX, Article XVII or under Section 15.3.

ARTICLE X
ALLOCATIONS OF PROFITS AND LOSSES

          SECTION 10.1 Allocation of Profits and Losses. Profits and losses shall be allocated solely among the holders of Units in proportion to their respective Participating Percentage.

          SECTION 10.2 Special Allocations. Notwithstanding any other provision of this Section 10.2, the following special allocations shall be made for such taxable period:

          (a)   Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Article X, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i) of the Treasury Regulations. For purposes of this Section 10.2(a), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 10.2(a) with respect to such taxable period (other than an allocation pursuant to Sections 10.2(f) and (g)). This Section 10.2(a) is intended to comply with the Partnership Minimum Gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

          (b)   Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 10.2 (other than Section 10.2(a)), except as provided in Section 1.704-2(i)(4) of the Treasury Regulations, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii) of the Treasury Regulations. For purposes of this Section 10.2, each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 10.2, other than Section 10.2(a) and other than an allocation pursuant to Sections 10.2(e) and (f),with respect to such taxable period. This Section 10.2(b) is intended to comply with the chargeback of items of income and gain requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

          (c)   Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 10.2(a) or (b).

          (d)   Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Sections 1.704-2(g) and 1.704-2(i)(5) of the Treasury Regulations, such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 10.2(d) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 10.2 have been tentatively made as if this Section 10.2(d) were not in this Agreement.

          (e)   Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Participating Percentages. If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

          (f)   Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Treasury Regulations. If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

          (g)   Nonrecourse Liabilities. For purposes of Section 1.752-3(a)(3) of the Treasury Regulations, the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the amount of Partnership Minimum Gain shall be allocated among the Partners in accordance with their respective Participating Percentage.

          (h)   Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(c) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

          (i)   Curative Allocation.

        (i)    The allocations set forth in the other provisions of this Section 10.2 (the “Regulatory Allocations”) are intended to comply with certain requirements of Section 1.704-1(b) of the Treasury Regulations. Notwithstanding any other provisions of this Article X (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other profits, losses, and items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of the allocations of other profits, losses, and other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred. Notwithstanding the preceding sentence, Regulatory Allocations relating to (a) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a reduction in Partnership Minimum Gain, and (b) Member Nonrecourse Deductions shall not be taken into account except to the extent that there would have been a reduction in Partnership Minimum Gain if the loan to which the deductions are attributable were not made or guaranteed by a Partner within the meaning of Section 1.704-2(b)(4) of the Treasury Regulations.

        (ii)   The Managing General Partner shall have reasonable discretion, with respect to each taxable period, to (A) apply the provisions of Section 10.2(i)(i) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (B) divide all allocations pursuant to Section 10.2(i)(i) among the Partners in a manner that is likely to minimize such economic distortions.

          SECTION 10.3 Allocations for Tax Purposes.

          (a)   Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss, and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 10.1 and 10.2.

          (b)   In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization, and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

        (i)   (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Sections 10.1 and 10.2.

        (ii)   (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property, and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 10.3(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Sections 10.1 and 10.2.

          (c)   For the proper administration of the Partnership and for the preservation of uniformity of the Units (or any class or classes thereof), the Managing General Partner shall have sole discretion to: (i) adopt such conventions as it deems appropriate in determining the amount of depletion, depreciation, amortization, and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (A) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (B) otherwise to preserve or achieve uniformity of the Units (or any class or classes thereof). The Managing General Partner may adopt such conventions and make such allocations and amendments to this Agreement as provided in this Section 10.3(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners as a whole or individually, the holders of the Units or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

          (d)   The Managing General Partner in its discretion may determine to depreciate, deplete or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation, depletion or amortization method and useful life applied to the Partnership’s common basis of such property, despite any inconsistency of such approach with Section 1.167(c)-1(a)(6) of the Treasury Regulations or other applicable regulation or any successor regulations thereto. If the Managing General Partner determines that such a reporting position cannot reasonably be taken, the Managing General Partner may adopt depreciation, depletion, and amortization conventions under which all purchasers acquiring Units in the same month would receive depreciation, depletion, and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property. If the Managing General Partner chooses not to utilize such a method, the Managing General Partner may use any other reasonable depreciation, depletion, and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Units that would not have a material adverse effect on the Record Holders of the Units.

          (e)   Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 10.3, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

          (f)   All items of income, gain, loss, deduction, and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

          (g)   Each item of Partnership income, gain, loss, and deduction shall, for federal income tax purposes, be determined on a monthly basis and allocated to the Partners on the last Business Day of each month; provided, however, that such items for the period beginning on the Merger Date and ending on the last day of the month shall be allocated to the Partners on the last Business Day of such month; and provided, further, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized, other than in the ordinary course of business, as determined by the General Partner in its sole discretion, shall be allocated to the Partners on the last Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary or appropriate in its sole discretion, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

          (h)   Allocations that would otherwise be made to a Limited Partner under the provisions of this Article X shall instead be made to the beneficial owner of the Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the Managing General Partner in its sole discretion.

ARTICLE XI
BOOKS OF ACCOUNT, RECORDS AND REPORTS

          SECTION 11.1 Maintenance of Books. Proper and complete records and books of account shall be kept by the Managing General Partner in which shall be entered, fully and accurately, all transactions and other matters relative to the Partnership’s business as are usually entered into records and books of account maintained by persons engaged in businesses of a like character. The Partnership’s books and records shall be maintained, for financial reporting purposes, on an accrual basis in accordance with GAAP. The books and records shall at all times be maintained at the principal office of the Partnership and shall be open to the inspection and examination of the Partners or their duly authorized representatives during reasonable business hours. The Partnership shall furnish a copy of any independent appraisal obtained by the Partnership pursuant to Section 15.2(b)(v), as well as a list of names and addresses of, and Units held by, all Partners, to any Partner who requests in writing one or more appraisals or such a list for any proper purpose, the cost for any copy of an appraisal or list to be borne by the requesting Partner.

          SECTION 11.2 Tax Information. Within ninety (90) days after the end of each fiscal year, the Managing General Partner shall send to each holder of Units at any time during the fiscal year then ended, such tax information reasonably required by each such Record Holders for the preparation by Record Holder’s federal or state income tax returns.

          SECTION 11.3 Annual Report. Within one hundred twenty (120) days after the end of each fiscal year, the Managing General Partner shall send to each holder of Units as of a date selected by the Managing General Partner in its reasonable discretion an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with GAAP, including a balance sheet, statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the Managing General Partner.

          SECTION 11.4 Tax Elections. The Managing General Partner may, in its sole discretion, make or revoke the election referred to in Section 754 of the Code or any similar provision enacted in lieu thereof or any other tax elections which the Managing General Partner deems advisable. Each of the Partners shall, upon request, supply the information necessary to properly give effect to such election.

          SECTION 11.5 Tax Matters Partner. The Managing General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.

ARTICLE XII
FISCAL YEAR

          The fiscal year of the Partnership shall end on the thirty-first (31st) day of December in each year; provided, however, that the Managing General Partner may change the fiscal year at any time after the first fiscal year by providing such notice as required by the Act or applicable law, regulation or rule of the SEC or any National Securities Exchange on which the Units are listed for trading.

ARTICLE XIII
PARTNERSHIP FUNDS

          The funds of the Partnership shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the Managing General Partner. All withdrawals from any such bank accounts or investments shall be made by the duly authorized agent or agents of the Managing General Partner. Partnership funds shall be held in the name of the Partnership and shall not be commingled with those of any other Person.

ARTICLE XIV
STATUS OF LIMITED PARTNERS

          SECTION 14.1 No Participation in Management. Except as otherwise provided in this Agreement (relating to the election of directors of the Managing General Partner in Section 20.12 and the selection of the Partnership’s auditors in Section 12.13), Limited Partners (and any General Partner that is not a Managing General Partner) shall not participate in the management or control of the Partnership’s business, nor shall they transact any business for the Partnership, nor shall they have the power to act for or bind the Partnership, these powers being vested solely and exclusively in the Managing General Partner. Limited Partners shall have no interest in the properties or assets of the Managing General Partner, or any equity therein, or in any proceeds of any sales thereof (which sales shall not be restricted in any respect), by virtue of acquiring or owning Units.

          SECTION 14.2 Limited Liability. No Limited Partner shall have any personal liability whatsoever, whether to the Partnership, to any of the Partners or to the creditors of the Partnership, for the debts of the Partnership or any of its losses, debts, liabilities or obligations, except as expressly provided by the Act.

          SECTION 14.3 Bound By Agreement. All holders of Units, either by original issuance, additional issuance pursuant to Section 8.6 hereof or otherwise, shall be automatically bound by the terms and conditions of this Agreement.

ARTICLE XV
POWERS, RIGHTS AND DUTIES OF THE GENERAL PARTNERS

          SECTION 15.1 Control in General. The Managing General Partner shall have exclusive authority to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership. Pursuant to the foregoing, it is understood and agreed that the Managing General Partner shall have all of the rights and powers of a general partner as provided in the Act and as otherwise provided by law, and any action taken by the Managing General Partner shall constitute the act of, and serve to bind, the Partnership. It is further understood and agreed that any officer of the Managing General Partner may act for and in the name of the Managing General Partner in the exercise by the Managing General Partner of any of its rights and powers hereunder. In dealing with the Managing General Partner acting on behalf of the Partnership, no person shall be required to inquire into the authority of the Managing General Partner to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the Managing General Partner (and each officer thereof) as set forth in this Agreement. Notwithstanding anything set forth in this Article XV, the rights, powers and duties of the Managing General Partner are subject to all of the restrictions thereon set forth in this Agreement.

          SECTION 15.2 Specific Authority and Policies; Incurrence of Indebtedness.

          (a)   The Managing General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the purpose of the Partnership as set forth in Article IV, including but not limited to, the right, power and authority to: (i) acquire, own and operate real properties; (ii) acquire, own or invest in interests in real estate-related securities, including real estate investment trusts or partnerships (except any entities controlled by an Affiliate of the Managing General Partner); (iii) incur all reasonable expenditures; (iv) employ and dismiss from employment any and all employees, agents, independent contractors, real estate managers, brokers, attorneys and accountants; (v) enter into joint ventures or partnerships for any purpose for which the Partnership could pursue directly in accordance with Article IV; (vi) let or lease all or any portion of any property for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of the termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others; (vii) create, by grant or otherwise, easements and servitudes; (viii) borrow money and, as security therefor, to give mortgages, deeds of trust or other security documents on all or any part of any property; (ix) construct, alter, improve, repair, raze, replace or rebuild any property; (x) obtain replacements of any mortgages, deeds of trust or other security documents related in any way to the property owned by the Partnership; (xi) prepay in whole or in part, refinance, recast, modify, consolidate or extend any obligations affecting any such property; (xii) do any and all of the foregoing at such price, rental or amount for cash, securities or other property and upon such terms as the Managing General Partner deems proper; (xiii) place record title to any property in its name or in the name of an intermediary, a nominee or a trustee for the purpose of financing or any other convenience or benefit of the Partnership; (xiv) issue bonds; (xv) issue guarantees of indebtedness and other obligations; and (xvi) execute, acknowledge and deliver any and all instruments to effectuate any and all of the foregoing.

          (b)   The Managing General Partner shall observe the following policies in connection with Partnership operations:

        (i)   Subject to the remaining provisions of Section 15.2(b), the Partnership may incur indebtedness in connection with the acquisition, purchase, improvement, construction, development, financing or refinancing of Partnership properties or investments and the operation of the Partnership. Such indebtedness may be in any form that is approved by the Managing General Partner, including, but not limited to, purchase money obligations to the sellers of properties or in the form of loans from banks, institutional investors and other lenders, which indebtedness may be either unsecured or secured by mortgages or other interests in the real or personal property owned by the Partnership (including “wrap-around” or “all-inclusive” mortgages) and may involve final or interim principal payments substantially greater than the regular monthly payments.

        (ii)   Where “wrap-around” or “all-inclusive” financing is utilized, the Partnership normally shall include in its agreements provisions for regular principal and interest payments on its note and mortgage to be made either directly to the holder of the underlying note and mortgage or to a financial institution or escrow company or agent which shall collect payments from the Partnership and apply them to the underlying note and mortgage in which events the Partnership shall receive credit on its note for such payments made directly on the underlying note and mortgage. “Wrap-around” or “all-inclusive” notes to Affiliates, if any, shall not permit the receipt of interest on the amount of such notes at a rate in excess of that payable to the lenders on the underlying notes and mortgages. In addition, such “wrap-around” or “all-inclusive” notes to Affiliates, if any, shall provide that the Partnership shall receive credit on its obligation under such notes for payments made directly on the underlying debt.

        (iii)   The maximum amount of indebtedness which may be incurred by the Partnership, at any given time, shall not exceed seventy-five percent (75%) of the (A) the Appraised Value, to the extent that a property is fully constructed and not in the development stage, and (B) To-Be-Built Appraisal, to the extent a property is in the development stage, of all the Partnership properties.

        (iv)   The Partnership shall receive an independent appraisal for each property or interest therein it purchases and the Purchase Price for each property or interest acquired by the Partnership shall not exceed the Appraised Value of the property. Such appraisals will be retained at the office of the Partnership for at least five (5) years.

        (v)   The Managing General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and the Managing General Partner shall not employ or permit another to employ such funds or assets in any manner except for the benefit of the Partnership. Limited Partners shall not contract away this fiduciary responsibility of the Managing General Partner.

          SECTION 15.3 Sale, Refinancing, Etc. The Managing General Partner shall have the right, power and authority to lease, sell, exchange, refinance or grant an option for the sale of, all or any portion of a Partnership property, at such rental, price or amount, for cash, securities or other property and upon such other terms as the Managing General Partner, in its sole discretion, deems proper; provided, however, that the sale or other disposition of all or substantially all of the Partnership’s assets (except for the disposition or sale of the final Partnership property) shall require Majority Consent. In addition, all or substantially all of the Partnership’s assets may be sold or otherwise disposed of upon Majority Consent without the necessity of the concurrence of the Managing General Partner. The proceeds resulting from any sale or refinancing of a property may be applied to fund additions to Reserves, fund capital improvements to existing Partnership properties, or pay indebtedness with respect to existing Partnership properties, all as the Managing General Partner, in its sole discretion, deems necessary or appropriate; provided, that no such capital improvements will be made which will change the Primary Use of a property; provided, that the expansion or reconfiguration of a property shall not constitute a change of the Primary Use of a property.

          SECTION 15.4 Time Devoted to Partnership. The Managing General Partner or its Affiliates that are employed by the Partnership shall devote such time to the Partnership’s business as it or they, in its or their sole discretion, shall deem to be necessary to manage and supervise the Partnership’s business and affairs in an efficient manner. Nothing in this Agreement shall preclude the employment, at the expense of the Partnership, of any agent or third party to manage or provide other services in respect of the Partnership properties, subject to the control of the Managing General Partner. Affiliates of the General Partners may have other business interests and engage in activities in addition to those relating to the Partnership.

          SECTION 15.5 Approval of Transactions with Affiliates. Each contract or transaction between the Partnership and the Managing General Partner or its Affiliate shall be on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties. Except as provided by Section 15.6, no contract or transaction between the Partnership and the Managing General Partner or its Affiliate shall be effective until after the material terms of the contract or transaction are disclosed to, and are known by, the board of directors of the Managing General Partner and the board of directors of the Managing General Partner in good faith authorizes the contract or transaction by the affirmative vote of a majority of the Independent Directors of the Managing General Partner, even though the Independent Directors may be less than a quorum.

          SECTION 15.6 Transactions with Affiliates.

          (a)   Without the approval of the board of directors of the Managing General Partner by the affirmative vote of a majority of its Independent Directors, other than any property acquired by the Partnership in connection with the Merger or pursuant to the terms of the Contribution Agreement, the Partnership shall not acquire or lease any properties from, or sell any properties to, the Managing General Partner or its Affiliates. In addition, (i) the Partnership shall not enter into leases dated later than the date of this Agreement with the Managing General Partner or its Affiliates without the approval of the board of directors of the Managing General Partner by the affirmative vote of a majority of its Independent Directors; (ii) any rent in excess of the rent paid under any such lease which is received by the Managing General Partner or its

Affiliate in connection with a sublease of the premises covered by such lease shall be paid to the Partnership; (iii) any such lease agreements, contracts or arrangements shall be embodied in a written contract which shall describe precisely the subject matter thereof and all compensation to be paid in connection therewith; (iv) all such lease agreements, contracts or arrangements shall be promptly and fully disclosed to all Limited Partners; and (v) all such lease agreements, contracts or arrangements shall be terminable on sixty (60) days’ notice by either party.

          (b)   The Managing General Partner shall not be required to manage the Partnership as its sole and exclusive function and it may have other business interests and may engage in other activities in addition to those relating to the Partnership, including the rendering of advice or services of any kind to other investors and the making or management of other investments. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

          (c)   In the event that a Business Opportunity, including the potential acquisition of a property, arises and both the (i) Partnership and (ii) the Managing General Partner or any of its Affiliates, desire to pursue such Business Opportunity, the board of directors of the Managing General Partner by the affirmative vote of a majority of its Independent Directors shall determine whether the Partnership shall participate in such Business Opportunity prior to such Business Opportunity being undertaken for its own account by the Managing General Partner or its Affiliates or to recommend to others such Business Opportunity. If the Independent Directors make such a determination and the Partnership subsequently becomes unable to participate in the Business Opportunity, or in any other instance where a determination by such Independent Directors with respect to a Business Opportunity is not necessary as set forth above, the Managing General Partner or its Affiliates shall have the right to take for its own account (individually or as a trustee) or to recommend to others such Business Opportunity. Notwithstanding the foregoing, nothing in this Section 15.6(c) shall relieve the Managing General Partner of its general fiduciary duty to the Limited Partners.

          (d)   The Partnership hereby is authorized to execute, deliver and perform its obligations under the Management Agreement.

          SECTION 15.7 Limitation on Fees. Except as provided in an agreement for management services between the Partnership and the Managing General Partner or any of its Affiliates or as approved by the board of directors of the Managing General Partner by the affirmative vote of a majority of its Independent Directors, neither the Managing General Partner nor its Affiliates may receive commissions on purchases, sales or refinancings of properties by the Partnership.

          SECTION 15.8 Participation in Joint Ventures. Subject to the approval of the board of directors of the Managing General Partner, the Partnership may participate in joint ventures with Persons not affiliated with the Managing General Partner or its Affiliates. In addition, subject to the approval of the board of directors of the Managing General Partner by the affirmative vote of a majority of its Independent Directors, the Partnership may enter into joint ventures with an Affiliate of the Managing General Partner.

          SECTION 15.9 Fees and Services of Managing General Partner and Affiliates. The Managing General Partner or its Affiliates may be employed by, or retained by, the Partnership to provide property management, leasing, repair, maintenance and other services for the Partnership on terms and conditions that are approved by the board of directors of the Managing General Partner by the affirmative vote of a majority of its Independent Directors.

          SECTION 15.10 Acquisition of Any Unimproved Site for Development. Prior to the acquisition by the Partnership of any site for development, the Managing General Partner shall obtain an independent appraisal of the site. The Purchase Price of the site shall not exceed the Appraised Value.

          SECTION 15.11 Exculpation of the Indemnified Parties. The Indemnified Parties shall not be liable to any Partner or the Partnership for any act or failure to act on behalf of the Partnership, except to the extent such act or failure to act constitutes gross negligence, recklessness, willful misconduct or bad faith on the part of the Indemnified Party, a knowing violation of law by the Indemnified Party or a material breach by the Indemnified Party of its obligations under this Agreement. The Indemnified Parties may exercise any of the respective powers granted to them hereunder and perform any of the duties imposed upon them hereunder either directly or by or through agents and shall not be responsible for any misconduct or negligence on the part of any such agent selected with reasonable care. The Indemnified Parties may rely, and shall be protected in acting or refraining from acting, and shall be deemed to have acted in good faith and without gross negligence or willful misconduct, upon any consent, approval or any other action taken by the Limited Partners, and upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. The Indemnified Parties may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other professional consultants and advisers selected by it with reasonable care, and shall be fully protected and justified and shall be deemed to have acted in good faith and without gross negligence or willful misconduct, in any action or inaction which is taken or omitted to be taken in reasonable reliance upon the advice or opinion of such Persons as to matters within such Persons’ professional or expert competence. The Indemnified Parties shall not be liable to the Partnership or the Limited Partners for the failure to perform any obligation that they cannot perform because the Partnership has insufficient funds to pay the cost and expense relative to such obligation.

          SECTION 15.12 Indemnification.

          (a)   The Partnership, to the fullest extent permitted by law, shall indemnify and hold harmless each Indemnified Party from and against any loss, liability, expense, judgment,

settlement cost, fees and related expenses (including reasonable attorneys’ fees and expenses), costs or damages arising out of or in connection with any act taken or omitted to be taken in respect of the affairs of the Partnership, unless such act or omission constitutes the gross negligence, recklessness, willful misconduct or bad faith on the part of the Indemnified Party, a knowing violation of law by the Indemnified Party or a material breach by the Indemnified Party of its obligations under this Agreement. The termination of any action, suit or proceeding by settlement shall not, of itself, create a presumption that an Indemnified Party did not act in good faith or in a manner that was reasonably believed to be in, or not opposed to, the best interests of the Partnership or was guilty of gross negligence, willful misconduct, bad faith or a knowing violation of law.

          (b)   The Partnership shall advance to any Indemnified Party reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any action or proceeding which arises out of conduct which is the subject of the indemnification provided hereunder; provided, however, that each Indemnified Party shall agree as a condition to receiving any such advance, that in the event an Indemnified Party receives any advance, the Indemnified Party shall reimburse the Partnership for the advance to the extent that it is judicially determined, in a final, non-appealable judgment or binding arbitration, that the Indemnified Party was not entitled to indemnification.

          SECTION 15.13 Indemnification of Independent Directors. Notwithstanding anything herein to the contrary, the Partnership shall indemnify the Independent Directors of the Managing General Partner to the fullest extent permitted under the Act.

          SECTION 15.14 Removal of General Partner.

          (a)   Upon Majority Consent, a General Partner may be removed and a new General Partner may be elected; provided, however, that removal of a General Partner shall not become effective until the election and admission of a new General Partner. The removal of a General Partner shall in no way impair any rights of the existing General Partner during the period prior to the effective date of removal. If the General Partner removed is the Managing General Partner, the new General Partner elected and admitted shall become the Managing General Partner.

          (b)   A General Partner shall be deemed to have withdrawn from the Partnership upon an Event of Withdrawal.

          (c)   Upon an Event of Withdrawal, the Partnership shall dissolve pursuant to Article XVII unless by Majority Consent, the Limited Partners have elected a substitute Managing General Partner.

          SECTION 15.15 Limitation on Authority of Managing General Partner. Anything in this Agreement to the contrary notwithstanding, the Managing General Partner shall not cause or permit the Partnership to:

          (a)   make any loans to the Managing General Partner or its Affiliates;

          (b)   pay any insurance brokerage fee or write any insurance policy relating to the Partnership’s properties with the Managing General Partner or any of its Affiliates;

          (c)   pay for any services performed by the Managing General Partner or its Affiliates, except as expressly provided in this Agreement, nor shall they receive any rebate or give-up in connection with Partnership activities, nor shall they participate in reciprocal business arrangements which shall circumvent this prohibition;

          (d)   commingle the Partnership’s funds with those of any other Person or employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership (except to the extent that funds are temporarily retained by property managers; provided, however, that Partnership funds are protected from claims of the property manager, any other partnership and/or their respective creditors); or

     (e)      (i) except as otherwise provided in Sections 15.9, reimburse the Managing General Partner or its Affiliates for the salaries of the chairman, president and chief executive officer of the Managing General Partner.

                (ii)    Within the scope of the annual audit of the financial statements of the Managing General Partner, the independent certified public accountants retained by the Partnership shall verify the allocation of such costs to the Partnership. The methods of verification shall be in accordance with generally accepted auditing standards and shall accordingly include such tests of the accounting records and such other auditing procedures which the Partnership’s independent certified public accountants consider appropriate in the circumstances.

(iii) The Partnership may make payments to NTS Development Company (an Affiliate of the General Partners) pursuant to the Management Agreement authorized by Section 15.6(d).

          SECTION 15.16 Conversion to Real Estate Investment Trust. If, subsequent to the date hereof, tax laws are changed with the result that the Managing General Partner believes it to be in the best interests of the Limited Partners that the Partnership convert to a real estate investment trust (within the meaning of Section 856(a) of the Code), then the Managing General Partner shall have the authority to take all action necessary to accomplish the conversion; provided, however, that before effecting the conversion: (i) the Managing General Partner has received an Opinion of Counsel that the conversion may be effected on a basis which is tax-free for federal income tax purposes and which will not result in the Partnership’s assets being considered “plan assets,” and (ii) Majority Consent is obtained.

          SECTION 15.17 Registration of Units. The Managing General Partner is hereby authorized to do all things necessary to register the Units under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, pursuant to the rules and regulations of the SEC, to qualify the Units with state securities regulatory authorities or to perfect exemptions from qualification, to cause the Units to be listed for trading on a National Securities Exchange, and to take any other actions necessary to allow the resale of the Units by their holders.

          SECTION 15.18 Corporate Governance of Managing General Partner. The Managing General Partner shall not cause the Partnership to be in violation of any rule or regulation of the National Securities Exchange upon which the Units are traded.

          SECTION 15.19 Voting of Units Held by General Partners. Units held by the General Partners (and Units held by an Affiliate of a General Partner that received the Units from a General Partner) shall not be entitled to vote on any matter subject to a vote under this Agreement or otherwise required by the Act. Affiliates of a General Partner shall be entitled to vote any Units received in connection with the Merger Agreement, the Contribution Agreement or acquired from a Person other than a General Partner. Units held by a General Partner that are transferred to a Person other than another General Partner or an Affiliate of a General Partner shall be a Limited Partner with respect to the Units and shall be entitled to vote the Units on the same basis as the other Limited Partners.

ARTICLE XVI
CERTIFICATES; RECORD HOLDERS; TRANSFER OF
UNITS; REDEMPTION OF UNITS

          SECTION 16.1 Certificates. Subject to the rules and regulations of the SEC or any National Securities Exchange upon which the Units are listed for trading, upon the Partnership’s issuance of Units to any Person, the Partnership may issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued. Such Certificates, if any, shall be executed on behalf of the Partnership by the Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or any Vice President, and by the Secretary or any Assistant Secretary of the Managing General Partner. No Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent.

          SECTION 16.2 Mutilated, Destroyed, Lost or Stolen Certificates.

          (a)   If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the Managing General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number of Units as the Certificate so surrendered.

          (b)   The appropriate officers of the Managing General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate does each of the following:

(i) makes proof by affidavit, in form and substance satisfactory to the Partnership, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with surety or sureties and with fixed or open penalty as the Partnership may reasonably direct, in its sole discretion, to indemnify the Partnership, the Partners, the Managing General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the Partnership.

If a Limited Partner fails to notify the Partnership within a reasonable time after it has notice of the loss, destruction or theft of a Certificate, and a Transfer of the Units represented by the Certificate is registered before the Partnership, the Managing General Partner or the Transfer Agent receives such notification, the Limited Partner shall be precluded from making any claim against the Partnership, the Managing General Partner or the Transfer Agent for such Transfer or for a new Certificate.

          (c)   As a condition to the issuance of any new Certificate under this Section 16.3, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

          SECTION 16.2 Record Holders. The Partnership shall be entitled to recognize the Record Holder as the Partner with respect to any Unit and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Unit on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Units, as between the Partnership on the one hand, and such other Persons on the other, the representative Person shall be the Partner of record and beneficially and shall be bound by this Agreement and shall have the rights and obligations of a Partner hereunder and as, and to the extent, provided for herein.

          SECTION 16.4 Transfer Generally.

          (a)   The term “Transfer,” when used in this Agreement with respect to a Unit, shall be deemed to refer to a transaction by which the holder of a Unit assigns such Unit or any portion thereof or interest therein to another Person who is or becomes a Limited Partner, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

          (b)   Units shall be freely transferable. Any Person who is a transferee of Units under the terms set forth herein shall automatically: (i) become a Limited Partner with no further action being required on such Person’s part, and (ii) be bound by the terms and conditions of this Agreement and be entitled to the rights of a Limited Partner hereunder.

          (c)   Nothing contained in this Agreement shall be construed to prevent a disposition by any owner of equity interests of a General Partner of any or all of the issued and outstanding equity interests of a General Partner.

          SECTION 16.5 Registration and Transfer of Units.

          (a)   The Partnership shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 16.5(b), the Partnership will provide for the registration and Transfer of Units. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Units and Transfers of such Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Units unless such transfers are effected in the manner described in this Section 16.5. Upon surrender of a Certificate for registration of Transfer of any Units evidenced by a Certificate, and subject to the provisions of Section 16.5(b), the appropriate officers of the Managing General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Units as was evidenced by the Certificate so surrendered.

          (b)   The Partnership shall not recognize any Transfer of Units until the Certificate(s) evidencing such Units are surrendered for registration of Transfer. No charge shall be imposed by the Partnership for such Transfer; provided, that as a condition to the issuance of any new Certificate under this Section 16.5, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

          (c)   Units may be transferred only in the manner described in this Section 16.5. The Transfer of any Units shall not constitute an amendment to this Agreement.

          SECTION 16.6 Restrictions on Transfers.

          (a)   Except as provided in Section 16.6(c) below, but notwithstanding the other provisions of this Article XVI, no Transfer of any Units shall be made if such Transfer would: (i) violate the then applicable federal or state securities laws or rules and regulations of the SEC or any National Securities Exchange on which the Units are traded, any state securities commission or any other governmental authority with jurisdiction over such Transfer; (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation; or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

          (b)   The Managing General Partner may impose restrictions on the Transfer of Units if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the Managing General Partner may determine to be necessary or appropriate to impose such restrictions; provided, however, that any amendment that the Managing General Partner believes, in the exercise of its reasonable discretion, could result in the delisting or suspension of trading of the Units on any National Securities Exchange on which such Units are then traded must be approved, prior to such amendment being effected, by

Majority Consent, unless the Partnership has been approved for listing or trading on any other National Securities Exchange.

          (c)   Nothing contained in this Article XVI, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Units acquired through the facilities of any National Securities Exchange on which such Units are listed for trading.

ARTICLE XVII
DISSOLUTION OF THE PARTNERSHIP

          SECTION 17.1 Dissolution Events. The happening of any one of the following events shall cause an immediate dissolution of the Partnership:

          (a)   The Bankruptcy of the Managing General Partner, the dissolution and commencement of winding-up of the Managing General Partner under Delaware law, the removal of the Managing General Partner or the withdrawal of the Managing General Partner (unless at the time of such Bankruptcy, dissolution, removal or withdrawal there is then another Managing General Partner duly elected, in which case, such other Managing General Partner shall be obligated to continue the business of the Partnership) unless within ninety (90) days thereof a substitute Managing General Partner is elected by Majority Consent;

          (b)   The sale or other disposition of all the assets of the Partnership and the collection or sale of all notes received in connection with the sales of assets;

          (c)   The agreement by Majority Consent to dissolve the Partnership; or

          (d)   The expiration of the term of the Partnership as provided in Article VI.

          SECTION 17.2 Effects of Dissolution. In the event of the dissolution of the Partnership for any reason, the Managing General Partner (or in the event of the Bankruptcy, dissolution, removal or withdrawal of the Managing General Partner, a liquidator or liquidating committee selected by Majority Consent) shall commence to wind up the affairs of the Partnership and to liquidate its investments. The Partners shall continue to share profits and losses during the period of liquidation in the same proportion as before the dissolution. The Managing General Partner (or such liquidator or liquidating committee) shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions.

          SECTION 17.3 Liquidating Distributions. Following the payment of all debts and liabilities of the Partnership and all expenses of liquidation, and subject to the right of the Managing General Partner (or such liquidator or liquidating committee) to set up such cash Reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership, the proceeds of the liquidation and any other funds of the Partnership shall be distributed among the Partners in accordance with their Participating Percentages on or before the later of (i) the end of the taxable year, or (ii) ninety (90) days after the date of the dissolution.

          SECTION 17.4 Final Report. Within a reasonable time following the completion of the liquidation of the Partnership’s properties, the Managing General Partner shall supply, to each of the Partners, a statement audited by the Partnership’s independent accountants which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation, and each Unit holder’s pro rata portion of distributions pursuant to Section 17.3.

          SECTION 17.5 Negative Capital Account of General Partner. Each holder of a Unit shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and its capital contributions thereto and share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against a General Partner or any Limited Partner; except that upon liquidation of the Partnership, or upon the liquidation of the interest of a General Partner (in each case determined as provided in Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations), the General Partner will contribute to the Partnership at or before the later to occur of: (i) the close of the Partnership’s taxable year or (ii) ninety (90) days following such liquidation, an amount equal to the deficit balance in its Capital Account for distribution in accordance with the terms of this Agreement. No holder of a Unit shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

          SECTION 17.6 Cancellation of Certificate. Upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Partnership shall terminate. The Managing General Partner shall have the authority to execute and record a Certificate of Cancellation of the Certificate of Limited Partnership of the Partnership, as well as any and all other documents required to effectuate the dissolution and termination of the Partnership. Upon the recording of the Certificate of Cancellation, all Units shall be deemed to be canceled.

ARTICLE XVIII
NOTICES

          All notices and demands required or permitted under this Agreement shall be in a writing or other form permitted under the Act or by the rules and regulations of the SEC and the National Securities Exchange upon which the Units are traded and shall be delivered by such means as permitted under the Act or by the rules and regulations of the SEC and the National Securities Exchange upon which the Units are traded to the Partners at their addresses as shown from time to time on the records of the Partnership. Any Partner may specify a different address by notifying the Transfer Agent in writing of such different address.

ARTICLE XIX
AMENDMENT OF LIMITED PARTNERSHIP AGREEMENT

          SECTION 19.1 Amendments in General. All provisions of this Agreement, except Articles IX, X and XV and Section 14.2, may be amended in any respect upon Majority Consent, but in addition to such consent, amendments to Articles IX, X and XV and any action increasing the duties and responsibilities or decreasing the rights of the Managing General Partner will require the approval of the Managing General Partner; provided, however, that the Agreement may not be amended to extend the term hereof past December 31, 2028, without the unanimous consent of all the Partners. Notwithstanding anything herein to the contrary, this Agreement may not be amended to modify Section 14.2, or to modify the limited liability of a Limited Partner, without the consent of the Limited Partners to be adversely affected by the amendment.

          SECTION 19.2 Permitted Amendments by Managing General Partner. In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the Managing General Partner without the consent of any of the Limited Partners: (i) to add to the representations, duties or obligations of the Managing General Partner, or surrender any right or power granted to the Managing General Partner herein, for the benefit of the Limited Partners; (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; and (iii) to delete or add any provisions of this Agreement required to be so deleted or added by the SEC or other federal agency or by any National Securities Exchange upon which the Units are traded, which addition or deletion is deemed by such commission, agency or exchange to be for the benefit or protection of the Limited Partners; provided, however, that no amendment shall be adopted pursuant to this Section 19.2 unless the adoption thereof: (1) is for the benefit of, or not adverse to the interests of, the Limited Partners; (2) is consistent with Article XV; (3) does not alter the interest of a General Partner or holders of Units in profits or losses or in cash distributions of the Partnership; and (4) does not, in the opinion of counsel for the Partnership, by its terms alter the limited liability of the Limited Partners or the status of the Partnership as a partnership for federal income tax purposes.

          SECTION 19.3 Amendment of Certificate. In the event this Agreement shall be amended pursuant to this Article XIX, the Managing General Partner shall amend the Partnership’s Certificate of Limited Partnership to reflect such change if it deems such amendment to be necessary or appropriate.

ARTICLE XX
MEETINGS

          SECTION 20.1 Meetings. All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XX.

          (a)   Annual Meetings. The Partnership shall have an annual meeting of the Limited Partners. The annual meeting shall be held at such date, time and place as determined by the Managing General Partner in accordance with the bylaws of the Managing General Partner. The annual meeting shall be held for the purpose of electing the members of the board of directors of the Managing General Partner, and for the transaction of such other business of the Partnership (and not the Managing General Partner) as may be properly presented before the meeting.

          (b)   Special Meetings. Special meetings of the Limited Partners may be called by the Managing General Partner or by Limited Partners owning 10% or more of the Units. Limited Partners shall call a special meeting by delivering to the Managing General Partner written notice stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within sixty (60) days after receipt of such notice from such Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Managing General Partner shall send a notice of the meeting to the Limited Partners either, directly or indirectly, through the Transfer Agent. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Act or the law of any other state in which the Partnership is qualified to do business.

          SECTION 20.2 Notice of a Meeting. The Partnership shall notify the Limited Partners of the date, time and place of each annual or special meeting of Limited Partners no fewer than ten (10) nor more than sixty (60) days before the date of the meeting. Notice of any meeting shall be given to the holders of Units in writing by mail or other means of written communication permitted under the Act or by the rules or regulations of the SEC or any National Securities Exchange upon which the Units are traded. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication. Notice of a special meeting shall include a description of the purpose for which the meeting is being called.

          SECTION 20.3 Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 20.8 the Managing General Partner may set a record date that shall not be less than ten (10) nor more than sixty (60) days before: (i) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern); or (ii) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the Managing General Partner to give such approvals. If no record date is given, the date for determining Limited Partners entitled to notice of or to: (A) vote at a meeting, shall be the day next preceding the day on which notice is given, or (B) approve a matter without a meeting, shall be the day next preceding the day by which Limited Partners are requested to give such approvals.

          SECTION 20.4 Adjournment. When a meeting is adjourned to another time, date or place, notice need not be given of the adjourned meeting and a new record date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than thirty (30) days after the date originally fixed for the meeting. At the adjourned meeting, the Partnership may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if a new record date is fixed for the time, date and place adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XX.

          SECTION 20.5 Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present, either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a

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part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

          SECTION 20.6 Quorum. Limited Partners holding a majority of the Units as Limited Partners entitled to vote represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners by Majority Consent shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Units specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned, from time to time, by the affirmative vote of holders of at least a majority of the Units held by Limited Partners as Limited Partners and entitled to vote at such meeting, represented either in person or by proxy, but no other business may be transacted at the meeting.

          SECTION 20.7 Conduct of a Meeting. The Managing General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or soliciting approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 20.1, the conduct of voting, the validity and effect of any proxies, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Managing General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the Managing General Partner. The Managing General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

          SECTION 20.8 Action Without a Meeting. If authorized by the Managing General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved the action in writing. The Managing General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than twenty (20) days, specified by the Managing General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the Managing General Partner, the written approvals shall have no force and effect unless and until: (i) they are deposited with the Partnership in care of the Managing General Partner; (ii) approvals sufficient to take the action proposed are dated as of a date not more than ninety (90) days prior to the date sufficient approvals are deposited with the Partnership; and (iii) an Opinion of Counsel is delivered to the Managing General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter: (A) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’limited liability and (B) are otherwise permissible under the state statutes then governing the rights, duties, and liabilities of the Partnership and the Partners.

          SECTION 20.9 Voting and Other Rights.

          (a)   Only those Record Holders of the Units on the record date set pursuant to Section 20.3 shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Units shall be deemed to be references to the votes or acts of the Record Holders of such Units.

          (b)   With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units, as permitted under the rules and regulations of any National Securities Exchange on which the Units are traded, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 20.9(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 16.3.

          SECTION 20.10 Place of Meeting.Meetings of Limited Partners may be held at such place, as may be designated in the notice for any annual or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the principal offices of the Partnership.

          SECTION 20.11 Voting of Units.Each Unit entitled to vote on any matter submitted for a vote shall be entitled to one (1) vote.

          SECTION 20.12 Election of Directors. For purposes of electing the members of the board of directors of the Managing General Partner, Limited Partners shall be the sole Persons entitled to vote on the matter, and the shareholders of the Managing General Partner shall not be entitled to vote on such matter. Limited Partners shall not have any right to approve, consent to, or vote on any other business matters or affairs of the Managing General Partner, other than the election of directors of the Managing General Partner. No cumulative voting shall be permitted in the election of the directors of the Managing General Partner. The directors of the Managing General Partner’s board of directors shall be elected by a plurality of the votes cast at a meeting of Limited Partners, a quorum being present.

          SECTION 20.13 Selection of Auditors. For purposes of selecting the Partnership’s auditors, Limited Partners shall be the sole Persons entitled to vote on the matter, and the Managing Partner shall not have the power to select the Partnership’s auditors. The auditors shall be selected by a majority of the votes cast at a meeting of Limited Partners, a quorum being present.

ARTICLE XXI
RIGHTS OF OBJECTING PARTNERS

          SECTION 21.1 Fair Value; Right To/From Successors.

          (a)   Except as provided in Section 21.1(d), a Partner has the right to demand and receive payment of the fair value of the Partner’s Units from the successor if:

(i) the Partnership consolidates or merges with another entity;

(ii) the Partner’s Units are to be acquired in an exchange of equity interests; or

        (iii)   the Partnership amends its Certificate of Limited Partnership in a way which alters the contract rights, as expressly set forth in the Certificate of Limited Partnership, of any outstanding Unit and substantially adversely affects the Partner’s rights, unless the right to do so is reserved by the Certificate of Limited Partnership.

          (b)   Fair value is determined as of the close of business:

(i) with respect to a merger of a 90 percent or more owned subsidiary (by vote) with or into the Partnership, on the day notice is given of the transaction; or

(ii) with respect to any other transaction, on the day the Partners voted on the transaction objected to.

          (c)   Except as provided in Section 21.1(d), fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

          (d)   A Partner may not demand the fair value of the Partner’s Units and is bound by the terms of the transaction if:

        (i)   the Units are listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or is designated for trading on the NASDAQ Small Cap Market: (1) with respect to a merger of a 90 percent or more owned subsidiary (by vote) with or into the Partnership, on the date notice is given of the transaction; or (2) with respect to any other transaction, on the record date for determining Partners entitled to vote on the transaction objected to;

        (ii)   the equity received is that of the successor in a merger, unless: (1) the merger alters the contract rights of the Units as expressly set forth in the Certificate of Limited Partnership, and the Certificate of Limited Partnership does not reserve the right to do so; or (2) the Units are to be changed or converted in whole or in part in the merger into something other than either equity in the successor or cash;

(iii) the Units are not entitled to be voted on the transaction or the Partner did not own the Units on the record date for determining Partners entitled to vote on the transaction; or

        (iv)   the Units are that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the Units in the transaction are their net asset value.

          SECTION 21.2 Duties of Objecting Partners.

          (a)   A Partner who desires to receive payment of the fair value of the Partner’s Units under this Article XXI:

        (i)   shall file with the Partnership a written objection to the proposed transaction: (1) with respect to a merger a 90 percent or more owned subsidiary (by vote) with or into the Partnership, within 30 days after notice is given; or (2) with respect to any other transaction, at or before the Partners’ meeting at which the transaction will be considered or, in the case of a transaction not requiring Partners’ consideration, within 10 days after the corporation gives notice of the transaction.

(ii) may not vote in favor of the transaction; and

        (iii)   within 20 days after the Partnership files notice with the State of Delaware of the transaction, shall make a written demand on the successor for payment for the Partner’s Units, stating the number of Units for which the Partner demands payment.

          (b)   A Partner who fails to comply with this Article XXI is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

          SECTION 21.3 Effect on Demand. A Partner who demands payment for the Partner’s Units under this Article XXI:

          (a)   has no right to receive any distributions payable to holders of record of those Units on a record date after the close of business on the day as at which fair value is to be determined under Section 21.1(b); and

          (b)   ceases to have any rights of a Partner with respect to those Units, except the right to receive payment of its fair value.

          SECTION 21.4 Consent to Demand Withdrawal. A demand for payment may be withdrawn only with the consent of the successor.

          SECTION 21.5 Restoration of Partner Rights.

          (a)   The rights of a Partner who demands payment are restored in full, if:

(i) the demand for payment is withdrawn;

(ii) a petition for an appraisal is not filed within the time required by this Article XXI;

(iii) a court determines that the Partner is not entitled to relief; or

(iv) the transaction objected to is abandoned or rescinded.

          (b)   The restoration of a Partner’s rights entitles the Partner to receive the distributions and other rights the Partner would have received if the Partner had not demanded payment for the Partner’s Units. However, the restoration does not prejudice any proceedings taken before the restoration.

          SECTION 21.6 Successor’s Duty, Notice and Offer.

          (a)   The successor promptly shall notify each objecting Partner in writing of the date the Partnership files notice with the State of Delaware of the transaction.

          (b)   The successor also may send a written offer to pay the objecting Partners what it considers to be the fair value of the Partner’s Units. Each offer shall be accompanied by the following information relating to the entity which issued the equity:

(i) a balance sheet as of a date not more than six months before the date of the offer;

(ii) a profit and loss statement for the 12 months ending on the date of the balance sheet; and

(iii) any other information the successor considers pertinent.

          (c)   The successor shall deliver the notice and offer to each objecting Partner personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at the Partner’s address as it appears on the records of the Partnership.

          SECTION 21.7 Petition for Appraisal.

          (a)   Within 50 days after the Partnership files notice with the State of Delaware of the transaction, the successor or an objecting Partner who has not received payment for the Partner’s Units may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in the State of Delaware, where the resident agent of the successor is located, for an appraisal to determine the fair value of the Units.

          (b)    If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

          (c)    Two or more objecting Partners may join or be joined in an appraisal proceeding.

          SECTION 21.8 Submission of Certificate for Notation.

          (a)    At any time after a petition for appraisal is filed, the court may require the objecting Partners parties to the proceeding to submit their Unit certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a Partner fails to comply with the order, the court may dismiss the proceeding as to the Partner or grant other appropriate relief.

          (b)    If any Units represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the Units shall bear a similar notation and the name of the original objecting Partner. The transferee of these Units does not acquire rights of any character with respect to the Units other than the rights of the original objecting Partner.

          SECTION 21.9 Report of Appraisers.

          (a)    If the court finds that the objecting Partner is entitled to an appraisal of the Partner’s Units, it shall appoint three disinterested appraisers to determine the fair value of the Units on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge the appraiser’s duties honestly and faithfully.

          (b)    Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the Units as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the Units.

          (c)    The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

          (d)    On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

          (e)    Within 15 days after the report is filed, any party may object to it and request a hearing.

          SECTION 21.10 Court Order upon Appraisers Report.

          (a)   The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

(i) confirms, modifies, or rejects it; and

(ii) if appropriate, sets the time for payment to the Partner.

          (b)   If the appraisers’ report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting Partner party to the proceeding for the appraised fair value of the Partner’s Units.

          (c)   If the appraisers’ report is rejected, the court may:

(i) determine the fair value of the Units and enter judgment for the Partner; or

(ii) remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

          (d)   Except as provided in Section 21.10(e), a judgment for the Partner shall award the value of the Units and interest from the date as at which fair value is to be determined under Section 21.1(b).

          (e)   The court may not allow interest if it finds that the failure of the Partner to accept an offer for the Units made under Section 21.6 was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) the price which the successor offered for the Units;

(ii) the financial statements and other information furnished to the Partner; and

(iii) any other circumstances it considers relevant.

          (f)   The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting Partner if the court finds that the failure of the Partner to accept an offer for the Units made under Section 21.6 was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) the price which the successor offered for the Units;

(ii) the financial statements and other information furnished to the Partner; and

(iii) any other circumstances it considers relevant.

          (g)   Costs may not include attorney’s fees or expenses. The reasonable fees and expenses of experts may be included only if:

(i) the successor did not make an offer for the Units under Section 21.6; or

(ii) the value of the Units determined in the proceeding materially exceeds the amount offered by the successor.

          (h)   The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

          SECTION 21.11 Application to Successor.

          (a)   For purposes of this Article XXI, “successor” includes:

        (i)   the Partnership if it amends its Certificate of Limited Partnership in a way that alters the contract rights, as expressly set forth in the Certificate of Limited Partnership, of any outstanding Units, unless the right to do so is reserved by the Certificate of Limited Partnership; and

(ii) an entity the equity of which the Partner acquired in the transaction.

          (b)   The Partnership may not engage in a transaction unless the successor agrees to be bound by the terms of this Article XXI.

ARTICLE XXII
MISCELLANEOUS

          SECTION 22.1 No Partition. The Partners agree that the Partnership properties are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights that he may have to maintain any action for partition of any of the Partnership’s properties.

          SECTION 22.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties, supersedes any prior agreement or understanding among them, and may not be modified or amended in any manner other than as set forth herein.

          SECTION 22.3 Governing Law. This Agreement, and the rights of the parties hereunder, shall be governed by, and interpreted in accordance with, the laws of the State of Delaware.

          SECTION 22.4 Binding Effect. Except as herein otherwise specifically provided, this Agreement shall be binding upon, and inure to the benefit of, the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

          SECTION 22.5 Pronouns. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

          SECTION 22.6 Captions. Captions contained in the Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

          SECTION 22.7 Severability. If any provision of this Agreement, or the application of such provision to any person or circumstances, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

          SECTION 22.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page, and this Agreement may be executed by the affixing of the signatures of each of the Partners to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

          SECTION 22.9 Power of Attorney.

          (a)   The Limited Partners, by their execution hereof, jointly and severally hereby irrevocably constitute and appoint the Managing General Partner, with full power of substitution, their true and lawful attorney-in-fact, in their name, place and stead, to make, execute, sign, acknowledge, record and file, on behalf of the Partnership, the following:

        (i)   A Certificate of Limited Partnership, a Certificate of Doing Business Under an Assumed Name, and any other certificates or instruments which may be required to be filed by the Partnership or the Partners under this Agreement or the laws of the State of Delaware or any other jurisdiction whose laws may be applicable;

        (ii)   A Certificate of Cancellation of the Certificate of Limited Partnership of the Partnership and such other instruments or documents as may be deemed necessary or desirable by the Managing General Partner upon the termination of the Partnership’s business;

        (iii)   Any and all amendments of the instruments described in Sections 22.9(a)(i) and 22.9(a)(ii), provided such amendments are either required by law to be filed, or are consistent with this Agreement or have been authorized by the particular Limited Partners; and

(iv) Any and all such other instruments as may be deemed necessary and desirable for the Managing General Partner to carry out fully the provisions of this Agreement in accordance with its terms.

          (b)   The power of attorney granted hereby:

(i) is a Special Power of Attorney coupled with an interest, is irrevocable and shall survive the death or incapacity of the Limited Partner granting the power;

        (ii)   may be exercised by the Managing General Partner on behalf of each Limited Partner by a facsimile signature or on behalf of all of the Limited Partners executing any instrument with a single signature as attorney-in-fact for all of them; and

(iii) shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of its Units.

[Signature page follows immediately]

          IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

NTS REALTY CAPITAL, INC., a Deleware corporation By: /s/ Brian F. Lavin —————————————— Its: President ——————————————

NTS REALTY PARTNERS, LLC, a Deleware limited liability company By: /s/ J.D. Nichols —————————————— Its: Manager ——————————————

EXHIBIT B

SEE ATTACHED THE AMENDED AND RESTATED MANAGEMENT AGREEMENT BY AND BETWEEN NTS REALTY HOLDINGS LIMITED PARTNERSHIP AND NTS DEVELOPMENT COMPANY

AMENDED AND RESTATED

MANAGEMENT AGREEMENT

by and between

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

and

NTS DEVELOPMENT COMPANY

As of December 29, 2005

Page

ARTICLE I DEFINITIONS	1

ARTICLE II APPOINTMENT OF MANAGER, TERM AND TERMINATION	3
2.1	Appointment of Manager	3
2.2	Term	3
2.3	Renewal	3
2.4	Termination	3
2.5	Obligations Upon Termination	5

ARTICLE III DUTIES AND AUTHORITY OF MANAGER	7
3.1	Acceptance of Appointment	7
3.2	Property Management Services	7
3.3	Construction Supervision Services	8
3.4	General Contracting Services	9
3.5	Commercial Leasing Services	9
3.6	Disposition Services	10
3.7	Repairs	10
3.8	Service Contracts	10
3.9	Capital Expenditures	10
3.10	Supplies	10
3.11	Employees	10
3.12	Administrative Services	11
3.13	Reimbursement of Manager	11
3.14	Separation of Owner's Monies	11
3.15	Third-Party Manager	11
3.16	Legal Compliance	11
3.17	General Authority	11

ARTICLE IV OWNER'S COVENANTS	12
4.1	Indemnification	12
4.2	Insurance	12

ARTICLE V MANAGER'S COMPENSATION	13
5.1	Property Management Fee	13
5.2	Construction Supervision Fee	14
5.3	General Contractor Fee	14
5.4	Commercial Leasing Fee	15
5.5	Disposition Fee	15
5.6	Condominium Conversion Fee	16

ARTICLE VI EXPENSES	17
6.1	Reimbursement of Expenses	17

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ARTICLE VII MISCELLANEOUS	18
7.1	Deferral	18
7.2	Notices	18
7.3	Entire Agreement	19
7.4	Governing Law	19
7.5	Assignment	19
7.6	Interpretation	19
7.7	Severability	19
7.8	No Waiver	19

ii

AMENDED AND RESTATED

MANAGEMENT AGREEMENT

     THIS AMENDED AND RESTATED MANAGEMENT AGREEMENT (the “Agreement”), entered into as of the 29th day of December, 2005, by and between NTS REALTY HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership (“Owner”) and NTS DEVELOPMENT COMPANY, a Kentucky corporation, and/or an affiliate performing services on its behalf (collectively, the “Manager”).

R E C I T A L S

     A.     Owner owns, leases, develops and rents various office buildings, business centers, multifamily properties, retail properties and a ground lease in various locations.

     B.     On December 28, 2004, Owner and Manager entered into the original Management Agreement (the “Original Agreement”), which provided that Manager would manage and operate Owner’s real properties as set forth in the Agreement.

     C.     Owner desires to continue to obtain the assistance and services of Manager in connection with the management and operation of the Owner’s real properties specifically identified on Exhibit A attached hereto in accordance with the terms and conditions of this Agreement.

     D.     Manager desires to continue to provide the requested assistance and services to Owner as provided herein.

     E.     Owner and Manager desire to make several amendments to the Original Agreement and to restate the Original Agreement in its entirety.

     NOW, THEREFORE, in consideration of their mutual undertakings, IT IS AGREED by and between the parties hereto as follows:

ARTICLE I

DEFINITIONS

     “Administrative Services”shall have the meaning ascribed to such term in Section 3.12 hereof.

     “Aggregate Sales Price” shall mean the gross sales price as listed in an agreement for sale, without regard to prorations or fees.

     “Agreement”shall have the meaning ascribed to such term in the introductory paragraph set forth herein.

     “Business Day” shall mean any day other than a Saturday, Sunday, national holiday or day on which national banks, SEC or the American Stock Exchange are closed for business.

     “Cause”shall have the meaning ascribed to such term in Section 2.4(b)(i) hereof.

     “Change of Control”shall be deemed to have occurred if a majority of an entity’s equity ownership is controlled by one or more individuals or entities that do not own such equity ownership as of the date of this Agreement.

     “Commercial Leasing Fee” shall have the meaning ascribed to such term in Section 5.4 hereof.

     “Commercial Property Management Fee”shall have the meaning ascribed to such term in Section 5.1(b) hereof.

     “Construction Agreement” shall mean any construction contract(s) and/or construction management agreement(s) entered into (or intended to be entered into) between Owner and the contractor or the subcontractor, as the same may be amended or otherwise modified from time to time.

     “Construction Supervision Fee” shall have the meaning ascribed to such term in Section 5.2 hereof.

     “Cooperating Broker”shall have the meaning ascribed to such term in Section 3.2(b) hereof.

     “Disposition Fee” shall have the meaning ascribed to such term in Section 5.5 hereof.

     “Expenses”shall mean the expenses due to the Manager pursuant to the terms of this Agreement.

     “Gross Collected Revenue” shall mean the amount of gross rental and other income (including loss of rent or other insurance proceeds) collected from any of Owner’s Properties during the Term.

     “Gross Rental Amount” shall mean the aggregate amount of: (i) base rent and (ii) operating expenses (including, but not limited to, operating expense stops, base-year common area maintenance charges or other such designated expenses) as calculated at the time of the execution of a lease or a renewal and to be paid by tenants (whether paid to the landlord or directly to a third party provider) to operate the premises or such charges that are customary within the commercial real estate industry, payable during the initial term or renewal term, as applicable, of the lease.

     “Hard Construction Costs” shall mean the actual hard costs of a specific construction project, including direct contractor costs for labor, materials, equipment, services, overhead, profit and other direct costs, excluding Repairs.

     “Management Fees” shall mean the aggregate compensation to which Manager is entitled pursuant to the terms of this Agreement.

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     “Management Services” shall mean all services provided by Manager pursuant to Article III, including, but not limited to, the property management services, construction supervision services, general contracting services, commercial leasing services, administrative services and any other services Manager or Owner deem necessary or advisable to carry out Manager’s obligations under this Agreement.

     “Original Agreement” shall have the meaning ascribed to such term in the Recitals hereof.

     “Party”or “Parties”shall mean Manager, Owner or both, as applicable.

     “Property”or “Properties” shall mean Owner’s real properties specifically identified on Exhibit A attached hereto, as amended from time to time.

     “Repairs”shall mean all repairs or alterations made to a Property or Properties which are not capitalized, but are expenses for such Property.

     “SEC”shall mean the Securities and Exchange Commission.

     “Term”shall have the meaning ascribed to such term in Section 2.2 hereof.

ARTICLE II

APPOINTMENT OF MANAGER, TERM AND TERMINATION

     2.1    Appointment of Manager. Owner hereby engages and appoints Manager as the sole and exclusive property management agent to manage and operate the Properties upon the terms and conditions set forth herein. Manager shall perform all duties and provide all services customarily provided and necessary to operate, manage, coordinate, supervise and maintain the Properties in an efficient and business-like manner.

     2.2    Term. Subject to Section 2.3, the term of this Agreement shall be for a period of one (1) year, commencing upon the effective date of this Agreement, unless otherwise terminated as provided herein (the “Term”).

     2.3    Renewal. Unless either party (i) elects not to renew this Agreement by providing written notice to the other no later than sixty (60) days’ prior to the end of any current Term or (ii) otherwise terminates this Agreement as set forth herein, this Agreement shall be automatically renewed for successive one-year periods.

     2.4    Termination.

(a)    Without Cause. At any time during the Term, Owner and Manager shall each have the absolute right and power to terminate this Agreement, without Cause (as defined below), upon sixty (60) days’ prior written notice to the non-terminating party; provided, however, that Manager shall be entitled to receive all Management Fees earned prior to or during the sixty (60) day period subsequent to the delivery of the notice of termination, consistent with the terms and conditions set forth in Article V below.

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(b)    With Cause. Notwithstanding the stated Term hereof, this Agreement may be terminated by either party hereto for Cause. Any such termination for Cause shall be effective immediately upon delivery of written notice from the terminating party to the terminated party. The only definitions of “Cause” below that will permit Manager to terminate this Agreement for Cause are the definitions in subsections (i)(A), (i)(C), (i)(E) or (i)(F). Owner may terminate this Agreement for Cause based on any of the definitions set forth below.

(i) “Cause,” as used herein, shall mean and refer to:

(A)   The failure by either party to perform or comply with any of its material obligations hereunder at the time or times and in the manner required under this Agreement without attempting to diligently and continuously commence curing such failure within thirty (30) days of receipt by the non-performing party of notice of such failure (unless such failure is of a criminal or quasi-criminal nature, in which event no cure period shall be provided); provided, however, that the non-payment of Management Fees or Expenses must be cured by Owner within five (5) days of receipt of a notice of failure to pay such Management Fees or Expenses; or

(B) Manager is grossly negligent in the performance of its obligations under this Agreement or intentionally or willfully breaches its obligations under this Agreement; or

(C)    (1)  If Manager or Owner shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, liquidation, dissolution or similar relief for itself under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors, or under any regulation promulgated thereunder; or

          (2)  If a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Manager or Owner seeking any reorganization, arrangement, composition, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, and such party shall acquiesce in the entry of such order, judgment or decree or such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such party or of all or any substantial part of such party’s property shall be appointed without the consent or acquiescence of such party and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days; or

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          (3)  If Manager or Owner shall become insolvent or admit in writing its inability to pay its debts as they mature or is generally not paying its debts as they mature or makes an assignment for the benefit of creditors;

(D) Owner sells, transfers or otherwise conveys its interest in all of the Properties;

(E) There is a Change of Control of Owner or Manager; or

(F)   In the event of war, insurrection, riot, fire, flood, earthquake or other unusual weather conditions, explosion, act of God, peril of the sea, strike, lockout or other industrial disturbance, sabotage, accident, injunction, act of governmental authority, compliance with governmental order or national defense requirements, or any other circumstance beyond the reasonable control of the parties interferes with the Properties or Manager’s ability to satisfy its duties hereunder, the affected party may terminate the Agreement with respect to the affected Properties.

(ii) This Agreement shall be deemed to be terminated automatically with respect to any particular Property upon the date of the closing of a sale, transfer or other conveyance of such Property.

(iii)   Notwithstanding any such notice of termination by Owner or Manager, Manager shall be and remain liable for the performance and the fulfillment of its fiduciary duties and other obligations hereunder and shall maintain all records, documents, property and files unimpaired through and including the effective date of termination and thereafter as required by the terms set forth herein. Neither party, by exercising its right to terminate this Agreement in accordance with the terms hereof, shall relinquish any remedy available to it at law or in equity.

     2.5    Obligations Upon Termination.

(a)    Upon the expiration or termination of this Agreement with respect to any Property for any reason, Manager shall use diligent efforts to deliver to Owner within forty-five (45) days (and in no event more than sixty (60) days) a full and final accounting, which shall include a statement outlining in detail any Management Fees and any reimbursement of Expenses due to Manager hereunder, and shall, simultaneously with the delivery of such statement, cause all funds held by Manager relating to such Property to be delivered to Owner, deducting only such sums, including the Management Fees and Expenses or any other amounts due or payable or to become due or payable to Manager, not then the subject of any dispute. In the event Owner concurs with Manager’s final accounting and any reimbursement of Expenses due to Manager, Owner shall promptly pay Manager such amount which remains unpaid, which payment shall be made not later than thirty (30) days after receipt of Manager’s final accounting. If Owner does not concur with the final accounting or any reimbursement of Expenses due to Manager,

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the controversy as to the actual amount due to Manager shall be negotiated in good faith by Owner and Manager, using the parties’ reasonable efforts to resolve any disputes promptly. If the parties are unable to resolve any such disputes in a prompt manner, such disputes shall be settled by arbitration by a single arbitrator in Louisville, Kentucky, pursuant to the American Arbitration Association rules in effect on the date of this Agreement. The appointing authority will be the American Arbitration Association and the case will be administered by the American Arbitration Association. Any award will be final, binding and conclusive upon the parties and a judgment rendered may be entered in any court having jurisdiction over the dispute.In any event, the Owner shall promptly pay to the Manager prior to the resolution of any such disputes, any amounts not in dispute.

(b) Upon termination of this Agreement with respect to any Property or upon the expiration of this Agreement, Manager shall:

(i)   promptly deliver to Owner (or Owner’s designee) all original books, records, correspondence, bills and invoices and all other documents and personal property in Manager’s possession relating to the applicable Property and not previously delivered to Owner, including, without limitation, all accounting books and records, rent rolls, security deposit schedules, payroll records, originals and copies of all leases, correspondence, service contracts and agreements, and technical data with respect to operation and maintenance of the various systems of the Property.

(ii)   Manager shall surrender the Property to Owner and quit the premises on the date required by Owner. Manager shall use commercially reasonable efforts to cooperate with Owner to accomplish an orderly transfer and transition of the operation and management of the Property to a party designated by Owner. Owner shall assume all obligations and commitments for goods and services authorized herein and made prior to termination by Manager.

(iii)   At the request of Owner, Manager shall, at the cost and expense of Owner, remove all signs previously approved for installation by Owner wherever located on such Property indicating that Manager is the property management agent and replace and restore any damage resulting therefrom, reasonable wear and tear excepted.

(c)   The expiration or termination of this Agreement in its entirety or with respect to any particular Property under the provisions of this Article II shall not affect the rights of either party with respect to any damages it has suffered as a result of any breach of this Agreement, nor shall it affect the rights or obligations of either party with respect to liability or claims accrued, or arising out of events occurring, prior to the date of expiration or termination, all of which shall survive such expiration or termination.

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ARTICLE III

DUTIES AND AUTHORITY OF MANAGER

     3.1    Acceptance of Appointment. Manager hereby accepts the appointment as the sole and exclusive property management agent to manage and operate the Properties and agrees to perform the Management Services pertaining to said appointment and to manage and operate each Property in a commercially reasonable manner consistent with those management services that are customarily provided by managers of comparable quality and type of real estate in the same geographic area where the applicable Property is located. Manager, in fulfilling its obligations under this Agreement, shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent manager acting in a like capacity and familiar with such matters would use in the ordinary course of business (subject to the limitations set forth herein). In connection therewith, and subject to Owner’s providing adequate funds as provided for herein (including Expenses), the Manager agrees to perform, and Owner hereby expressly authorizes and empowers Manager to so perform (subject to the limitations set forth herein), whatever duties the Manager deems necessary or advisable to carry out the appointment.

     3.2    Property Management Services.

(a)   Leasing of the Properties. In connection with the Owner’s multifamily Properties as designated on Exhibit A, Manager shall use commercially reasonable efforts to maintain the highest occupancy at the highest rents for each space comprising the Properties, and in so doing, shall market to and procure leases from third parties for the Properties, including locating potential tenants, negotiating leases with tenants and executing and/or brokering leases as agent for Owner. Manager shall have complete authority to negotiate all of the terms of each lease, both economic and non-economic, as well as complete authority to negotiate and execute amendments and other modifications thereto in the name of or on behalf of Owner; provided however, that the terms of any lease, amendment or modification thereof shall be on commercially reasonable terms.

(b)   Cooperating Brokers. Manager shall cooperate with other brokers in leasing commercial properties. Any third party broker acting on behalf of a tenant to lease a commercial Property shall be a “Cooperating Broker.” Owner hereby authorizes Manager to disclose to any Cooperating Broker the terms set forth in Section 5.4 or as otherwise approved by Owner.

(c)   Advertising and Signs. Subject to Owner’s approval and at Owner’s sole expense, Manager shall advertise the Properties or portions thereof (as necessary and as permitted by law), as well as prepare and secure renting signs, renting plans, circular matter and other forms of advertising.

(d)   Collection of Rents. Manager may, in its sole discretion, prepare and deliver to commercial tenants monthly bills setting forth all amounts due under their respective leases, together with any other information and materials that is required under their respective leases. Manager shall use its best efforts and due diligence to collect all rents and other income and to enforce the terms of such leases.

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(e)   Third-Party Contractors. Manager shall have the authority to execute commercially reasonable contracts with third-party contractors on Owner’s behalf if Manager deems it necessary and advisable to carry out its obligations under this Agreement. Manager agrees to recommend the hiring of only qualified, reputable, licensed and insured contractors to work at the Properties. Manager shall not enter into any third-party contract whatsoever unless the contract shall:

(i)   Require that the third-party contractor provide to Manager, at such third party’s sole cost and expense, insurance (including (i) worker’s compensation insurance which complies with all applicable statutory requirements; (ii) employer’s liability insurance of at least $1,000,000; (iii) general liability insurance of at least $1,000,000) that adds Owner and Manager (and such other parties as Owner or Manager may designate) as additional insured parties under the liability coverages and provide to Manager insurance certificates evidencing and confirming the third-party contractor’s compliance with the above requirements prior to commencing work under the relevant contract;

(ii) Prohibit the third-party contractor’s use or disposal of hazardous or toxic substances without the Manager’s prior written consent;

(iii)   Provide for a with or without cause right to cancel the third-party contract which may be exercised by either Owner or Manager, without cost, payment or penalty, upon no more than thirty (30) days’ notice unless otherwise approved in writing by Owner;

(iv)   Be assignable to a new owner without the third party contractor’s consent, or, if not so assignable, then be terminable immediately by Owner without cost, payment or penalty upon a sale or transfer of Owner’s interest in the Property;

(f)   Legal Proceedings. Manager may, in the name of the Owner, hire legal counsel and institute any and all legal actions or proceedings for the collection of rents or other income from the Properties, or the ousting or dispossessing of tenants or other persons from the Properties. Manager may also employ legal counsel to prepare lease and lease amendments and for advice with respect to existing tenancies. Owner shall reimburse Manager for all reasonable fees and expenses of counsel set forth above in the manner provided for in this Agreement.

     3.3    Construction Supervision Services. Manager shall coordinate and oversee the general contractors, subcontractors or consultants who are responsible for monitoring any design and construction work, including work related to the conversion of any Property to condominiums (other than with respect to developments, additions and expansions of newly-acquired or existing Properties which constitute general contracting services under Section 3.4) on the Properties, including, but not limited to: scheduling meetings between architects, engineers, space planners, and tenants (or prospective tenants); obtaining Owner’s or tenants’written approval of working drawings (as applicable); coordinating and directing pre-bid conferences with contractors; establishing a project time schedule; administering and coordinating job site construction meetings as necessary to ensure the timely flow of information

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among Owner, tenants, contractors, professionals, space planners and contractors (as applicable); obtaining and reviewing all necessary lien releases; reviewing all payment requests pursuant to the contract documents; inspecting the construction of the improvements; assisting contractors in obtaining notices of completion, certificates of occupancy, or equivalent documents; conducting final walk-throughs with Owner, tenants, space planners and contractors (as applicable); obtaining tenants’ written acceptance and acknowledgement of the substantial completion date of the improvements; assisting in the preparation of a final punchlist which itemizes all work needed to be completed or requiring repair or adjustment; and obtaining from contractors, subcontractors, material suppliers or other consultants all such guarantees, instructions, equipment manuals, warranties and all other pertinent documents relating to the work. In connection therewith, Manager shall:

(a)   Review and negotiate Construction Agreements with general contractors, subcontractors or consultants and all renewals, modifications and amendments to the Construction Agreements, and all change orders in connection therewith. Upon request made by Owner, Manager shall deliver to Owner copies of all Construction Agreements and any modifications or renewals thereof or change orders issued thereunder;

(b) Oversee all filings and applications for permits, certificates and other similar approvals or documentation with all authorities having jurisdiction over the Properties;

(c)   Define the scope of work; assist in preparing and reviewing plans and specifications, including attendance at meetings with architects and engineers; solicit bids; coordinate schedule, ordering, and deliveries; review draw requests and make recommendations for payment; keep Owner informed of the status of the jobs; and make recommendations regarding payment; and supervise and monitor the performance of the professionals involved and the overall progress of the work.

     3.4    General Contracting Services. With respect to developments, additions and expansions of newly-acquired or existing Properties, Manager may engage in general contracting services for the Properties as it deems advisable and commercially reasonable. Such general contracting services rendered hereunder shall include, without limitation, the complete construction of a project according to the relevant documents, certain pre-construction services, bidding, procurement, administration of the work and start-up services and all services necessary in order to provide a level of quality in workmanship consistent with those general contracting services that are customarily provided by general contractors of comparable quality and type real estate in the same market for the applicable Property. The Manager, in fulfilling its obligations under this Agreement, shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent general contractor acting in a like capacity and familiar with such matters would use in the ordinary course of business (subject to the limitations set forth herein).

     3.5    Commercial Leasing Services. Manager may engage in commercial leasing services at Owner’s Properties (other than multifamily properties designated on Exhibit A) as it deems advisable and commercially reasonable. Such commercial leasing services rendered hereunder shall include, without limitation, all activities, including but not limited to, marketing

9

efforts to lease and renew existing leases in connection with such Properties, as well as efforts to negotiate, prepare and execute the leases.

     3.6    Disposition Services. Manager shall have the exclusive right, upon and pursuant to Owner’s prior direction, to sell or otherwise dispose of any Property. Manager shall use its best efforts, consistent with professional standards and Owner’s rights hereunder or otherwise, to procure buyers for a possible sale of a Property, effect a sale of a Property and in connection therewith shall list the Property for sale, make contact with and qualify prospective buyers, investigate and pursue offers and inquiries referred to Manager, canvass, solicit and otherwise market the Property for sale, find a suitable buyer for the Property, and negotiate a suitable price and terms of the sale thereof.

     3.7    Repairs. Manager shall cause each Property to be maintained in a good, safe and clean condition and in a condition comparable to that of other properly maintained properties of similar type and market to that of each Property. Manager is generally authorized, in the name of the Owner, to make, or cause to be made, Repairs to the Properties and to purchase supplies as may be advisable or necessary. Manager should not incur an expense that exceeds the sum of Twenty-Five Thousand Dollars ($25,000) unless previously authorized by Owner. Manager shall be reimbursed for the actual cost to Manager of such Repairs; provided, however, that such actual cost shall not exceed the amount that an unaffiliated third party would incur with respect to such Repair in the applicable market. Manager shall pass on to Owner any rebate or discount which Manager obtains for the purchase of supplies or services for the repair or alteration of the Properties.

     3.8    Service Contracts. Manager is authorized, in the name of the Owner, to enter into contracts for electricity, gas, telephone, janitorial services, snow removal, window cleaning, vermin extermination, landscaping and other services as Manager deems advisable for the Properties that are customarily performed by an outside vendor other than a property manager.

     3.9    Capital Expenditures. Manager is authorized, in the name of the Owner, to enter into agreements with regard to all capital expenditures and non-operating expenses related to each Property which have been previously authorized by Owner.

     3.10    Supplies. Manager shall purchase or maintain, on Owner’s behalf and in Owner’s name, all equipment, tools, materials, and supplies reasonably necessary for the care, maintenance and operation of the Properties.

     3.11    Employees. Manager agrees to use reasonable care to hire, supervise the work of and discharge employees on behalf of Owner. All employees hired to service, operate and maintain the Properties may be employees of Manager or its subcontractor. Nothing contained in this Section 3.11 is intended to give Owner the right to hire or fire any employee of Manager or characterize Owner as the employer of any such employee. Manager shall ensure that all of its employees are covered by workmen’s compensation policies and any other insurance policies which now or hereafter are required by any governmental agency. In addition, Manager shall ensure that its employees are covered by federal or applicable state unemployment insurance, shall make all wage and salary deductions properly applicable and pay all taxes incurred in connection with the wages, salaries or employment of its employees by means of withholding or as otherwise may be required by law or regulation.

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     3.12    Administrative Services. During the term of this Agreement, the Manager shall, subject to the terms hereof, provide to Owner the following administrative services (collectively, the “Administrative Services”):

(a)   records of each Property and the preparation of monthly income statements and a monthly statement of receipts and disbursements of each Property, including the calculation of Management Fees and Expenses pursuant to this Agreement (remitting any balance shown to Owner), as necessary or appropriate for the management of the Property; and

(b)   prepare and file, or cause to be prepared and filed, all withholding, and other payroll tax returns of Owner required to be filed by it and arrange for any payroll taxes owing by Owner to be paid to the appropriate authorities out of funds Owner makes available for such purpose, all on a timely basis and in accordance with applicable law.

     3.13    Reimbursement of Manager. Owner shall reimburse Manager promptly for any monies that Manager may elect to advance for the account of Owner. Nothing in this Agreement shall be construed to obligate Manager to make any advances.

     3.14    Separation of Owner’s Monies. All monies received by Manager for or on behalf of Owner (less any sums properly deducted by Manager pursuant to any of the provisions of this Agreement) shall be deposited in one or more bank accounts maintained by Manager for the deposit of monies of Owner and not commingled with the funds of Manager. Manager shall have the right to make disbursements to itself from Owner’s accounts with respect to Management Fees and Expenses as provided for herein.

     3.15    Third-Party Manager. Manager shall have the right to engage third-party property managers or leasing agents to assist it in performing its duties under this Agreement when in the opinion of Manager such action would be appropriate. The fee of the third-party manager or leasing agent shall be paid by Manager and shall not be reimbursed by Owner.

     3.16    Legal Compliance. Manager shall comply with, and require that all of its subcontractors, vendors and employees comply with, all valid municipal ordinances, state and federal laws and applicable orders and regulations directly issued by an authorized governmental agency (and any amendments thereto) in the performance of this Agreement and attempt to furnish or cause to be furnished to Owner, such reasonable stipulations, statements or certificates (if any) evidencing such compliance that Owner may acquire for its protection.

     3.17    General Authority. Manager has the general authority and powers as may be necessary or advisable to carry out the spirit and intent of this Agreement.

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ARTICLE IV

OWNER’S COVENANTS

     4.1    Indemnification. Owner agrees:

(a)   to hold Manager free and harmless from damages or injuries to person or property by reason of any cause whatsoever, either in and about the Properties or elsewhere, when Manager is carrying out the provisions of this Agreement or acting under the express or implied directions of Owner;

(b)   to reimburse Manager, upon demand, for any monies which Manager is required to pay out for any reason whatsoever, either in connection with, or as an expense in defense of any claim, civil or criminal action, proceeding, charge or prosecution made, instituted or maintained against Manager and/or Owner, affecting, or due to the condition or use of, the Properties, or acts or omissions of Manager or employees of Owner or Manager, or arising out of, or based upon, any law, regulation, requirement, contract or award relating to the hours of employment, working conditions, wages, or compensation of employees or former employees of Owner, or otherwise; and

(c)   that Manager shall have no responsibility or liability for the actual design and/or performance of Manager’s construction supervision services or general contracting services, as set forth above in Sections 3.3 and 3.4, respectively, and that all liability for the actual performance of these services in accordance with the requirements of third party contracts shall be borne by the third party service providers who entered into such contracts with Manager on behalf of Owner;

(d)   to defend promptly and diligently, at Owner’s sole expense, any claim, action or proceeding brought against Manager and/or Owner arising out of, or connected with, any of the foregoing, and to hold harmless and fully indemnify Manager from any judgment, loss or settlement on account thereof.

     It is expressly understood and agreed that the foregoing provisions of this Article shall survive the termination of this Agreement, but this shall not be construed to mean that Owner’s liability does not survive as to other provisions of this Agreement. Nothing contained in this Section 4.1 shall relieve Manager from responsibility to Owner for gross negligence or willful misconduct or for any act or omission not taken in good faith.

     4.2    Insurance. Owner agrees to purchase and carry public liability, workmen’s compensation and such other insurance as may be necessary for the protection of the interests of Owner and Manager. In each insurance policy, Owner agrees that Manager shall be designated as a party insured with Owner. The carrier and the amount of coverage in each policy shall be mutually agreed upon by Owner and Manager. A certificate of each policy issued by the carrier shall be delivered to Owner by Manager who shall have the authority and responsibility to place the policies of insurance as well as the fire, extended coverage and rent insurance to be carried on the Properties. Manager is authorized to receive commission on insurance policies as is lawful and customary in the industry. Owner’s fire and extended coverage insurance shall contain a waiver of subrogation endorsement in favor of Manager, and Owner hereby waives all

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right of recovery against Manager based upon the negligence (other than gross negligence) of Manager, its servants or employees, for real or personal property loss or damage occurring to the Properties, or any part thereof, or any personal property located therein, arising from any occurrence including, but not by way of limitation, from perils insured against in standard fire and extended coverage, vandalism, malicious mischief and sprinkler leakage contracts issued in the states in which the Properties are located, whether or not such insurance is carried.

ARTICLE V

MANAGER’S COMPENSATION

     5.1    Property Management Fee. Owner agrees to pay Manager no less than monthly for its property management services provided pursuant to this Agreement, the following property management fees:

(a)   Multifamily Properties. Manager shall be entitled to receive, as compensation for the property management services performed by Manager in connection with Owner’s multifamily Properties (as designated on Exhibit A), an amount equal to five percent (5%) of the aggregate amount of the Gross Collected Revenue from Owner’s multifamily Properties during the Term.

(b)    Commercial Office and Business Centers. Manager shall be entitled to receive, as compensation for the property management services performed by Manager in connection with the Properties that are commercial office and business centers (as designated on Exhibit A), a “Commercial Property Management Fee” that is determined by the rentable square footage of each commercial office and business center Property, as follows:

(i)    If the Property consists of less than or equal to 200,000 rentable square feet, then the Commercial Property Management Fee shall equal five percent (5%) of the Gross Collected Revenue of such Property;

(ii)    If the Property consists of more than 200,000 rentable square feet but less than or equal to 300,000 rentable square feet, then the Commercial Property Management Fee shall equal four percent (4%) of the Gross Collected Revenue of such Property;

(iii)    If the Property consists of more than 300,000 rentable square feet but less than or equal to 500,000 square feet, then the Commercial Property Management Fee shall equal three percent (3%) of the Gross Collected Revenue of such Property;

(iv)    If the Property consists of more than 500,000 rentable square feet, then the Commercial Property Management Fee shall equal two and one-half percent (2 ½%) of the Gross Collected Revenue of such Property.

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(c)    Retail Centers. Manager shall be entitled to receive, as compensation for the property management services performed by Manager in connection with the Properties that are retail centers (as designated on Exhibit A), a Retail Property Management Fee that is determined by the rentable square footage of each retail Property, as follows:

(i)   If the Property consists of less than or equal to 250,000 rentable square feet, then the Retail Property Management Fee shall equal five percent (5%) of the Gross Collected Revenue of such Property;

(ii)   If the Property consists of more than 250,000 rentable square feet but less than or equal to 500,000 square feet, then the Retail Property Management Fee shall equal three percent (3%) of the Gross Collected Revenue of such Property;

(iii) If the Property consists of more than 500,000 square feet, then the Retail Property Management Fee shall equal two percent (2%) of the Gross Collected Revenue of such Property.

(d)   General. Notwithstanding the foregoing, in the event a third party performs property management services, Owner shall reimburse Manager for all reasonable costs of supervising and directing such third party.

     5.2    Construction Supervision Fee. Manager shall be entitled to receive, as compensation for any construction supervision services performed by Manager as described in Section 3.3 of this Agreement, five percent (5%) of the Hard Construction Costs of each project for which Manager performs such services (the “Construction Supervision Fee”). In addition, Owner shall reimburse Manager for all reasonable expenses related to such construction supervision services.

     5.3    General Contractor Fee. Manager shall be entitled to receive, as compensation for any general contractor services performed by Manager as described in Section 3.4 of this Agreement, a general contractor fee (the “General Contractor Fee”) comprised of the following:

(a) twelve and one-half percent (12.5%) of the Hard Construction Costs of the project to cover compliance with general conditions;

(b) eight percent (8%) of the Hard Construction Costs of the project before overhead and profits for Manager’s overhead component; and

(c) five percent (5%) of the Hard Construction Costs of the project for Manager’s profit component.

     In addition, Owner shall reimburse Manager for all reasonable expenses related to such general contractor services.

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     5.4    Commercial Leasing Fee. Manager shall be entitled to receive, as compensation for any commercial leasing services performed by Manager pursuant to this Agreement (unless Manager hires a non-affiliated party to perform such services), the following Commercial Leasing Fees:

(a)   New Leases. Upon the execution of a new commercial lease at any of Owner’s commercial office buildings, business centers or retail Properties, Manager shall be entitled to receive a commercial leasing fee in an amount equal to four percent (4%) of the Gross Rental Amount of such lease; provided, however, that, if Manager works with a Cooperating Broker in connection with the execution of such lease, Manager’s commercial leasing fee shall be two percent (2%) of the Gross Rental Amount due under the lease and Owner agrees to pay directly to the Cooperating Broker a commercial leasing fee of up to four percent (4%) of such Gross Rental Amount.

(b)   Renewals. Upon the execution of any extension or renewal of an existing commercial lease at any of Owner’s commercial office buildings, business centers or retail Properties, Manager shall be entitled to receive a Commercial Leasing Fee at the time any of Owner’s existing commercial tenants renews its lease in an amount equal to two percent (2%) of the Gross Rental Amount of such lease during the renewal period of the lease; provided, however, that, if Manager works with a Cooperating Broker in connection with the execution of such renewal, Manager’s commercial leasing fee shall be two percent (2%) of the Gross Rental Amount due under the lease and Owner agrees to pay directly to the Cooperating Broker a commercial leasing fee of up to two percent (2%) of such Gross Rental Amount.

     Notwithstanding the foregoing, in the event a third party performs commercial leasing services that result in a new lease or a renewal of an existing lease, Owner shall reimburse Manager for all reasonable costs of supervising and directing such third party.

     5.5    Disposition Fee. Manager shall be entitled to receive, as compensation for the services performed pursuant to Section 3.6 of this Agreement in connection with the disposition of a Property, a disposition fee (the “Disposition Fee”) in an amount equal to a percentage of the Aggregate Sales Price of such Property as follows:

(a)   If the Aggregate Sales Price of such Property is less than Five Million Dollars ($5,000,000), then the Disposition Fee shall be an amount equal to four percent (4%) of the Aggregate Sale Price; provided, however, that if Manager works with a Cooperating Broker in disposing of such Property, the Disposition Fee shall be an amount equal to six percent (6%) of the Aggregate Sales Price and shall be split between Manager and the Cooperating Broker in accordance with an agreement between such parties;

(b)   If the Aggregate Sales Price of such Property is at least Five Million Dollars ($5,000,000) but less than Ten Million Dollars ($10,000,000), then the Disposition Fee shall be an amount equal to three percent (3%) of the Aggregate Sales Price; provided, however, that if Manager works with a Cooperating Broker in disposing of such Property, the Disposition Fee shall be an amount equal to four and one-half

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percent (4.5%) of the Aggregate Sales Price and shall be split between Manager and the Cooperating Broker in accordance with an agreement between such parties;

(c)   If the Aggregate Sales Price of such Property is at least Ten Million Dollars ($10,000,000) but less than Twenty Million Dollars ($20,000,000), then the Disposition Fee shall be an amount equal to two percent (2%) of the Aggregate Sales Price; provided, however, that if Manager works with a Cooperating Broker in disposing of such Property, the Disposition Fee shall be an amount equal to three percent (3%) of the Aggregate Sales Price and shall be split between Manager and the Cooperating Broker in accordance with an agreement between such parties;

(d)   If the Aggregate Sales Price of such Property is at least Twenty Million Dollars ($20,000,000) but less than Fifty Million Dollars ($50,000,000), then the Disposition Fee shall be an amount equal to one and one-half percent (1.5%) of the Aggregate Sales Price; provided, however, that if Manager works with a Cooperating Broker in disposing of such Property, the Disposition Fee shall be an amount equal to two and one-half percent (2.5%) of the Aggregate Sales Price and shall be split between Manager and the Cooperating Broker in accordance with an agreement between such parties; and

(e)   If the Aggregate Sales Price of such Property is Fifty Million Dollars ($50,000,000) or more, then the Disposition Fee shall be one percent (1%) of the Aggregate Sales Price; provided, however, that if Manager works with a Cooperating Broker in disposing of such Property, the Disposition Fee shall be an amount equal to two percent (2%) of the Aggregate Sales Price and shall be split between Manager and the Cooperating broker in accordance with an agreement between such parties.

     In addition to the Disposition Fee, Owner shall reimburse Manager for all reasonable direct out-of-pocket expenses incurred in closing a transaction that generates a Disposition Fee. Notwithstanding the foregoing, if Manager works with a Cooperating Broker in disposing of a Property, Owner shall not be obligated to pay the Disposition Fee until Manager submits written direction to Owner that establishes the manner in which the Disposition Fee will be split between the Manager and the Cooperating Broker. Further notwithstanding the foregoing, the Disposition Fee shall not exceed One Million Dollars ($1,000,000) if Manager disposes of a Property without working with a Cooperating Broker and One Million Five Hundred Thousand Dollars ($1,500,000) if Manager works with a Cooperating Broker in disposing of a Property.

     5.6    Condominium Conversion Fee. In the event Owner markets individual condominiums for sale, Manager shall have the exclusive right to be the listing broker for such condominiums and shall be entitled to the prevailing market fee for selling such condominiums. Such fee shall be determined by the board of directors of the managing general partner of Owner, by the affirmative vote of its independent directors.

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ARTICLE VI

EXPENSES

     6.1    Reimbursement of Expenses. Manager shall reimburse itself out of the rental income or other working capital sources from the Properties, or alternatively, Manager may bill Owner, whereupon Owner shall promptly reimburse Manager (without interest thereon) for reasonable:

(a) Marketing and advertising expenses;

(b)   Out-of-pocket expenses incurred for electricity, gas, telephone, janitorial services, snow removal, window cleaning, vermin extermination, cable television, computer or Internet services, landscaping and any other services for the Properties that are customarily performed by an outside vendor other than the property manager;

(c) Out-of-pocket expenses incurred to hire legal counsel and institute any and all legal actions or proceedings for:

(i) the collection of rents or other income from the Properties;

(ii) the eviction of tenants or other persons from the Properties;

(iii) to prepare lease and lease amendments and render advice with respect to existing tenancies; and

(iv) to institute or defend any proceedings or actions involving vendors of the Properties whereupon the Owner or Manager is a party.

(d)   Costs of accounting, tax return preparation, transfer agent, data processing, duplicating, investor communication, technology, legal, marketing, payroll, employee benefits, and other services, as well as the filing of any reports with any applicable government agencies, such as the SEC or a national securities exchange;

(e) Cost of goods and materials used for the Properties on behalf of Owner and obtained from parties unaffiliated with Manager;

(f)   Salaries, wages, fringe benefits, health insurance, travel expenses and other charges paid to, or for the benefit of any personnel (including out-of-pocket expenses associated with such personnel) working at the Properties or who perform functions in connection with the Properties, other than the chairman and the chief executive officer of Manager.

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ARTICLE VII

MISCELLANEOUS

     7.1    Deferral. Notwithstanding anything herein to the contrary, if Owner is unable to pay any Management Fees or Expenses due hereunder, Manager shall have the right to defer the collection of such Management Fees or Expenses. In addition, Manager shall have the right to accrue interest at the Prime Rate plus three hundred (300) basis points on any unpaid Management Fees or Expenses from the date such items are due through the date that Owner pays such Management Fees, Expenses and accrued interest.

     7.2    Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received: (a) when delivered, if delivered personally by a commercial messenger delivery service with verification of delivery; (b) three (3) Business Days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid; (c) one (1) Business Day after delivery to an overnight courier service, when delivered to an overnight courier service providing documented overnight service; (d) on the date of delivery if delivered by facsimile and electronically confirmed before 5:00 p.m. (addressee’s local time) on any Business Day, with confirming copy sent by overnight courier service; or (e) on the next Business Day if delivered by facsimile and electronically confirmed either after 5:00 p.m. (addressee’s local time) or on a non-Business Day, in each case addressed as follows:

Owner:

NTS Realty Holdings Limited Partnership
c/o NTS Realty Capital, Inc.
10172 Linn Station Road
Louisville, Kentucky 40223
Attention: Brian F. Lavin, President
Phone: (800) 928-1492, Ext. 360
Fax: (502) 426-4994

Manager: NTS Development Company 10172 Linn Station Road Louisville, Kentucky 40223 Attention: Gregory A. Wells, Chief Financial Officer Phone: (800) 928-1492, Ext. 190 Fax: (502) 426-4994

     Either party to this Agreement may designate a different address for the service of notices pursuant to this Agreement by serving written notice upon the other by registered or certified mail.

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     7.3    Entire Agreement. This Agreement, together with its attached Exhibits, constitutes the entire agreement between the parties hereto and no modification hereof shall be effective unless made by supplemental agreement, in writing, executed by both parties hereto.

     7.4    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of laws rules.

     7.5    Assignment. Manager shall not assign this Agreement or any interest herein without the prior written consent of Owner, and any attempted assignment without such consent shall be void and of no effect; provided, however, that Manager may assign this Agreement to any entity controlled by Manager or Owner, whether such control is in the form of voting or operations. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

     7.6    Interpretation. The headings contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect in any way the meaning or interpretation of the Agreement. All references to any document or exhibit shall be deemed to include all supplements and/or amendments to such documents or documents entered into in accordance with this Agreement.

     7.7    Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7.8    No Waiver. The making of, or failure to make, any payment, take any actions or waive any rights shall not be deemed an amendment of this Agreement nor a consent to such action or to any future action or failure to act, unless the party required to so consent or act expressly agrees in writing. No waiver by any party of any breach of any provision of this Agreement shall be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to, or demand on, any party in any case shall, of itself, entitle such party to any other or future notice of demand in similar or other circumstances.

[Signature page follows immediately]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

OWNER:

NTS REALTY HOLDINGS LIMITED
PARTNERSHIP, a Delaware limited partnership

By:   NTS REALTY CAPITAL, INC., a Delaware
        corporation, it managing general partner

        By:   /s/ Brian F. Lavin
              ——————————————
              Brian F. Lavin
President

MANAGER: NTS DEVELOPMENT COMPANY, a Kentucky corporation By: /s/ Gregory A. Wells —————————————— Gregory A. Wells Chief Financial Officer

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EXHIBIT A

As of April 11, 2006

MULTIFAMILY PROPERTIES

Castle Creek Apartments, Indianapolis, Indiana

Lake Clearwater Apartments, Indianapolis, Indiana

Park Place Apartments, Lexington, Kentucky

The Grove at Richland Apartments, Nashville, Tennessee

The Grove at Whitworth Apartments, Nashville, Tennessee

The Grove at Swift Creek, Chesterfield County, Virginia

The Lakes Apartments, Indianapolis, Indiana

The Willows of Plainview Apartments, Louisville, Kentucky

Willow Lake Apartments, Indianapolis, Indiana

OFFICE BUILDINGS

Anthem Office Center, Louisville, Kentucky

Atrium Center, Louisville, Kentucky

NTS Center, Louisville, Kentucky

Plainview Center, Louisville, Kentucky

Plainview Point Office Center Phases I and II, Louisville, Kentucky

Plainview Point Office Center Phase III, Louisville, Kentucky

Sears Office Building, Louisville, Kentucky

Springs Medical Office Center, Louisville, Kentucky

Springs Office Center, Louisville, Kentucky

BUSINESS CENTERS

Blankenbaker Business Center I, Louisville, Kentucky

Blankenbaker Business Center II, Louisville, Kentucky

Clarke American, Louisville, Kentucky

Commonwealth Business Center Phase I, Louisville, Kentucky

Commonwealth Business Center Phase II, Louisville, Kentucky

Lakeshore Business Center Phase I, Fort Lauderdale, Florida

Lakeshore Business Center Phase II, Fort Lauderdale, Florida

Lakeshore Business Center Phase III, Fort Lauderdale, Florida

Peachtree Corporate Center, Atlanta, Georgia

RETAIL

Bed, Bath & Beyond, Louisville, Kentucky

Outlets Mall, Louisville, Kentucky

Springs Station, Louisville, Kentucky

GROUND LEASES

ITT Parking Lot, Louisville, Kentucky